General Account &
Manulife Asset Management Private Markets
Code of Ethics

Last Revised August 22, 2018

Every day we make individual choices which reflect on the collective reputation of the Manulife and John Hancock brands. Our global standards for business ethics and our well-regarded reputation for integrity differentiate our brands in the marketplace and have been critical factors in our past as well as our future success. We are proud of Manulife’s culture of doing business the right way and we want to underscore the need to continue to conduct our business in this manner.

To this end, Manulife has adopted this personal trading code of ethics to promote compliance with applicable law as well as to address certain potential and actual conflicts of interests which can arise between our personal investment decisions and the interests of our clients. The personal trading code of ethics has been designed to reflect our values as a global organization and demonstrate the importance of the trust our clients have placed in Manulife and the duties we owe to our clients.

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PART 1: Purpose & Applicability

1.1	Purpose
1.2	Code Applicability—GA/MAM—PM Associates & Access Persons
1.3	Report Changes to Status
1.4	Code Certification
1.5	Reporting Violations of the Code as well as Business Unit Policies
1.6	Supervisory Oversight & Personal Liability

PART 2: Principles of Business Conduct

2.1	General Principles of Business Conduct
2.2	Personal Trading & Conflicts of Interests
2.3	Confidential Investment Information
2.4	False Rumors
2.5	Outside Business Activities
2.6	Other Compliance Requirements

PART 3: Access Persons—Personal Investing Restrictions & Limitations

3.1	What Securities are Subject to the Code’s Personal Trading Restrictions & Requirements?
3.2	Restrictions on Securities under Active Consideration
3.3	Restrictions on Manulife Securities
3.4	Preclearance Approval Requirement
3.5	Limit Orders and Special Orders
3.6	Same Day Blackout Period Rule
3.7	Initial Public Offering Ban—Level 1 Access Persons Only
3.8	7 Day Blackout Period Rule—Level 1 Access Persons Only
3.9	Personal Investment Conflicts
3.10	Investment Clubs
3.11	Discouraging Excessive Trading

PART 4: Access Persons—Initial & Periodic Reporting

4.1	Requirement to Report All Securities Accounts
4.2	Duplicate Transaction Confirmations & Statements
4.3	USA-Based Access Person Preferred Brokerage Account Requirement
4.4	Initial Holdings Report & Certification
4.5	Quarterly Transaction Report & Certification
4.6	Reporting of Gifts, Donations & Inheritances
4.7	Annual Holdings Report & Certification
4.8	Method of Reporting & Certifications

PART 5: Code Administration

5.1	No Liability for Loses
5.2	Penalties for Code Violations
5.3	Exemptions & Appeals
5.4	Code Amendments
5.5	Privacy
5.6	Code Interpretation & Administration
5.7	Recordkeeping

Appendix A: Code Definitions
Appendix B: Chart: Reportable Securities & Pre-Clearable Securities

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PART 1	PURPOSE & APPLICABILITY

1.1 Purpose

This Code of Ethics (Code) has been adopted to promote compliance with applicable law by Hancock Capital Investment Management, LLC (HCIM) and the General Account Investments and the Manulife Asset Management Private Markets Groups (MAM Private Markets) of John Hancock Life Insurance Company (U.S.A.), The Manufacturers Life Insurance Company, Manulife Asset Management Limited (MAML), and the Funds to prevent those abuses in the investment management business that can arise when certain conflicts of interest exist between an investment manager, including its personnel, and accounts managed for its clients. By adopting and enforcing this Code, we strengthen the trust and confidence entrusted in us by demonstrating that at Manulife, client interests come first.

1.2 Code Applicability—GA/MAM—PM Associates & Access Persons

This Code applies to GA/MAM—PM Associates. GA/MAM—PM Associates are: (i) any person meeting the definition of Access Person (see column to the right); (ii) any partner, officer, director (or other person occupying a similar status or performing similar functions) of HCIM; (iii) an employee of HCIM; (iv) any person who provides investment advice on behalf of HCIM and is subject to the supervision and control of HCIM; any officer or employee of Manulife US Real Estate Management Pte, Ltd., (v) Advisory Person of a Fund (vi) certain Manulife Affiliate persons who engage, directly or indirectly in HCIM’s investment advisory activities; (vii) any General Account Investments or MAM Private Markets persons of MAML; and (viii) any other person who the Code Administrator deems a GA/MAM—PM Associate.1 Additionally, GA/MAM—PM Associates who have access to certain investment information and the investment decision-making process are further classified by the Code Administrator into one of following three Access Person levels and as a result are responsible for complying with the personal trading restrictions and obligations of their access designation level.

Access Person Level 1

A person who, in connection with his/her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities for a client account or firm account (Investment Personnel), other persons located in the same immediate physical space as Investment Personnel, or other persons with access to advance information related publically-traded securities decision-making.

Examples: portfolio managers, analysts, traders; other staff located in the same immediate physical space as Investment Personnel; and persons with access to advance information related to publically-traded securities decision-making.

Access Person Level 2

Any person who (i) in connection with his/her regular functions or duties, has regular access to nonpublic information regarding the purchase or sale of securities or non-public information regarding the portfolio securities holdings of client or firm accounts, (ii) has a job function that relates to the making of recommendations regarding the purchase or sale of securities for firm or client accounts, or (iii) regularly has or may have access to material, non-public securities information.

Examples: Investment Law and Compliance, Derivatives, NAREFG, Investment Systems, Investment Controllers Group, and other middle office and operations personnel.

Access Person Level 3

Any person who, does not make, participate in or obtain information regarding the purchase or sale of securities for the firm or client accounts in connection with his or her regular functions or duties but who nevertheless is deemed by the Code Administrator or Chief Compliance Officer to be an Access Person.

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1 The Code Administrator or Chief Compliance Officer may modify the requirements of this Code for those GA/MAM—PM Associates whose covered status is expected not to exceed 90 days (for instance contractors, co-ops and interns) or in instances where a person is subject to another code of ethics or fiduciary duty and where the modification is not otherwise specifically prohibited by law. In reliance on an SEC no-action letter, the Code Administrator or Chief Compliance Officer may include in the definition of “GA/MAM—PM Associate” any person of a Manulife Affiliate who is engaged, directly or indirectly in HCIM’s investment advisory activities.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.	4

1.3 Report Changes to Status

The Code Administrator is responsible for classifying GA/MAM—PM Associates and Access Persons based on the Code Administrator’s understanding of the person’s current role. If a GA/MAM—PM Associate has a level of investment access different than their assigned category, or the GA/MAM—PM Associate is promoted or changes duties and as a result should more appropriately be included in a different category, it is the GA/MAM—PM Associate’s responsibility to immediately notify the Code Administrator.

1.4 Code Certification

Each GA/MAM—PM Associate must provide a written (or electronic) acknowledgement of their initial receipt of the Code and any amendments to the Code, copies of which are to be provided by the Code Administrator, and a certification that they have read and understood the Code and will comply with the applicable provisions of the Code (including any amendments to the Code).

Additionally, annually each GA/MAM—PM Associate is required to certify that he or she has read and understands the Code, acknowledges the applicable Code provisions, and represents that he or she has complied with (or has disclosed any failure to comply with) the applicable Code requirements during the past year. A GA/MAM—PM Associate may also be required to complete other certifications as required by regulation or the Code Administrator.

1.5 Reporting Violations of the Code as well as Business Unit Policies

Any GA/MAM—PM Associate who knows or has reason to believe that the Code or a Manulife or business unit policy has been or may be violated must bring such actual or potential violation to the immediate attention of the Chief Compliance Officer.

A GA/MAM—PM Associate must speak with their manager, a member of the Human Resources Department, Law Department or the Chief Compliance Officer if he or she has:

●	a doubt about a particular compliance situation;
●	a question or concern about a business practice; or
●	a question about potential conflicts of interest.

It is a violation of the Code for a GA/MAM—PM Associate to deliberately fail to report a violation or deliberately withhold relevant or material information concerning a violation of the Code or a Manulife or business unit policy.

No person will be subject to penalty or reprisal for reporting in good faith suspected violations of the Code or a Manulife or business unit policy by others.

Additionally, unethical, unprofessional, illegal, fraudulent or other questionable behavior may also be anonymously reported by calling the confidential toll free Manulife Ethics Hotline at 1-866-294-9534 or by visiting the website: www.ManulifeEthics.com.

1.6 Supervisory Oversight & Personal Liability

All GA/MAM—PM Associates with managerial responsibility are responsible for the reasonable supervision of their staff to prevent and detect violations of the Code and applicable rules and regulations. Failure to perform adequate oversight can result in the manager being held personally liable by regulators for violations of the Securities Laws and the Code.

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Complete definitions for italicized terms may be found in APPENDIX A of the Code.	5

PART 2	PRINCIPLES OF BUSINESS CONDUCT

2.1 General Principles of Business Conduct

Each GA/MAM—PM Associate is expected to adhere to a high standard of professional and ethical conduct and should be sensitive to situations that may give rise to an actual conflict or the appearance of a conflict with the accounts we manage, or have the potential to cause damage to Manulife or a Manulife Affiliates’ reputation. To this end, each GA/MAM—PM Associate must act with integrity, honesty and in an ethical manner. The following General Principles of Business Conduct govern the activities of our business and every GA/MAM—PM Associate as well as the interpretation and administration of this Code:

●	We have a fiduciary duty at all times to place the interests of the Funds and our clients first.[2]
●	All personal securities transactions must be conducted consistent with the provisions of the Code that apply and in such a manner as to avoid any actual or potential conflict of interest and any other abuse of trust or responsibility.
●	We will not take inappropriate advantage of our position or engage in any fraudulent, deceitful, or manipulative practice (such as front-running or manipulative market timing) with respect to the Funds or the accounts we manage.
●	We must treat as confidential any non-public or confidential information concerning the identities, security holdings and financial circumstances of the Funds and our clients.
●	We must comply with all applicable laws including applicable domestic and foreign Securities Laws.

Adherence to the General Principles of Business Conduct and other provisions of this Code is a condition of employment. Additionally, while the Code contains specific restrictions and limitations designed to prevent certain defined types of conflicts, Manulife recognizes that not every potential conflict of interest can be anticipated by the Code. Therefore, it is critical that the Code’s General Principles of Business Conduct be followed in the absence of a specific Code requirement or limitation.

Additionally, as described in Section 5.2 “Penalties for Code Violations”, failure to comply with the General Principles of Business Conduct (above) or any provision of the Code may result in disciplinary action, including termination of employment.

Compliance Tip - Ask First, Act Second
It is critical that any GA/MAM—PM Associate who is in doubt about the applicability of the Code in a given situation seek a determination from the Code Administrator or the Chief Compliance Officer about the propriety of the conduct in advance.

2.2 Personal Trading & Conflicts of Interests

The Code represents a balancing of important interests. On the one hand, we owe a duty of loyalty to our clients, and we must avoid even the appearance of a conflict that might be perceived as abusing the trust clients have placed in us. On the other hand, the firm does not want to prevent conscientious professionals from investing for their own accounts where conflicts do not exist or are immaterial to investment decisions affecting the accounts we manage.

When conflicting interests cannot be reconciled, the Code makes clear that, first and foremost, GA/MAM—PM Associates owe a fiduciary duty to our clients, the Funds, and the accounts we manage. In most cases, this means that the affected GA/MAM—PM Associate will be required to forego conflicting securities transactions. In some cases, personal investments will be permitted, but only in a manner, which, because of the circumstances and applicable controls, cannot reasonably be perceived as adversely affecting client portfolios or taking unfair advantage of the account relationship.

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2 Consistent with our fiduciary duty, we must also never (i) employ any device, scheme, or artifice to defraud a client or a Fundor (ii) make any untrue statement of a material fact to the a client or a Fund or omit to state a material fact necessary in order to make the statements made to a client or a Fund, in light of the circumstances under which they are made, not misleading.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.	6

2.3 Confidential Investment Information

Information acquired by a GA/MAM—PM Associate in connection with their duties for the firm, including information regarding actual or contemplated investment decisions, non-public portfolio composition, proprietary research, and investment recommendations is confidential and may not be used in any way that might be contrary to, or in conflict with the interests of the accounts we manage. Additionally, GA/MAM—PM Associates are reminded that certain clients have specifically required their relationship with us to be treated confidentially.

2.4 False Rumors

The Securities Laws prohibit the deliberate or reckless use of manipulative devices or activities with an intention to affect the securities markets, including the intentional creation or spreading of false or unfounded rumors or other information. Accordingly, a GA/MAM—PM Associate may not communicate information regarding companies, Securities, or markets that he or she knows to be false.

2.5 Outside Business Activities

In order to identify and address certain potential conflicts as well as comply with certain other Manulife policies, GA/MAM—PM Associates are required to disclose outside employment positions, board or officer positions with a business or charitable organization, positions with portfolio companies or other advisory positions, positions on loan or creditor committees, positions with government or quasigovernment bodies, and board or officer positions with industry or professional organizations. This includes activities on both a paid and unpaid basis.

2.6 Other Compliance Requirements

In addition to the Code, all GA/MAM—PM Associates must comply with all compliance-oriented requirements applicable to them, including business unit policies as well as the policies listed in the column to the right. Additionally, all GA/MAM—PM Associates must comply with Section 3.2 (Restriction on Securities under Active Consideration) and 3.3 (Restrictions on Manulife Securities) of the Code.

Manulife Code of Business Conduct & Ethics
The Code of Business Conduct and Ethics provides standards for ethical behavior when representing Manulife and conducting Manulife’s business.
Insider Trading & Market Abuse Policies
The insider trading and market abuse policies address important topics, such as: the identification and reporting of material non-public information, the Investment Division’s information barrier, the MNPI “restricted list”, and the various prohibitions on sharing and misusing material-non-public information. The policies specifically prohibit the unlawful use and sharing of material non-public information.
Portfolio Holdings Disclosure & Confidentiality Policies
Non-public information about portfolio holdings as well as other confidential client information cannot be shared or disclosed except in accordance with these policies.
Manulife Anti-Fraud Policy
This policy requires the prompt reporting of any suspicion or allegation of fraud, fraudulent activity, or dishonest activity.
Manulife Electronic Communications Guidelines
This policy contains various limitations and restrictions on the use of email, and other forms of electronic communications.
Conflict of Interest & Gift Policies
These policies address standards and disclosure requirements related to the giving and receiving of gifts and entertainment. In order to avoid conflicts as well as the appearance of conflicts.
Anti-Bribery and Pay–to–Play Policies
These policies are designed to prevent bribery, kickbacks and similar unlawful schemes. Specifically, these policies limit or prohibit certain types of gift, entertainment and political donation practices in order for the firm to comply with certain government regulations. For instance, the Pay-to Play Policy restricts certain types of personal political donations in the U.S. A. and also requires the reporting of certain U.S.A. donations by certain GA/MAM—PM Associates.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.	7

PART 3	ACCESS PERSONS—PERSONAL INVESTING RESTRICTIONS & LIMITATIONS

The following personal investing restrictions and limitations are designed to prevent certain defined types of conflict of interests. The firm recognizes that not every potential conflict of interest can be anticipated by the Code. Therefore, it is critical that the Code’s General Principles of Business Conduct be followed in the absence of a specific requirement or limitation. It is critical that any Access Person who is in doubt about the applicability of the Code in a given situation seek a determination from the Code Administrator or the Chief Compliance Officer about the propriety of the conduct in advance.

3.1	What Securities are Subject to the Code’s Personal Trading Restrictions & Requirements?

Securities in which the Access Person has a Beneficial Interest are subject to the Code’s personal trading restrictions and requirements. An Access Person is deemed to have a Beneficial Interest in any Security where the Access Person controls or has the opportunity to directly or indirectly profit or share in the profit derived from a transaction in the Security. An Access Person is presumed to have a Beneficial Interest in the following Securities:

●	Securities owned by an Access Person in his or her name.
●	Securities owned by Household Family Members.
●	Securities owned by an Access Person indirectly through an account or investment vehicle for his or her benefit, such as an IRA/RRSP/RESP/ISA/SIPP, family trust or family partnership.
●	Securities in which the Access Person has a joint ownership interest, such as Securities owned in a joint brokerage account.
●	Securities over which the Access Person has discretion or gives advice (other than for a firm client account). This includes Securities owned by trusts, private foundations or other charitable accounts for which the Access Person has investment discretion.

3.2	Restriction on Securities under Active Consideration

A GA/MAM—PM Associates may not purchase, sell, or otherwise dispose of any Security in which the GA/MAM—PM Associate has (or as a result of such transaction will establish) Beneficial Interest if the GA/MAM—PM Associate at the time of the transaction has actual knowledge that (i) the Security (if it is a Pre-Clearable Security) or a Related-Pre-Clearable Security is under Active Consideration for Purchase or Sale by or on behalf of the firm or any client account, (ii) the Security is on the MNPI Restricted Trading List, or (iii) the GA/MAM—PM Associate is in possession of material, non-public information regarding the Security.

Beneficial Interest & Household Family Member Reminder
Please note that if a specific Code provision (including a personal investing restriction or limitation, pre-clearance obligation or reporting obligation) applies to the Access Person, it also applies to all Securities and Securities accounts over which the Access Person has a Beneficial Interest.

Access Persons are presumed to have a Beneficial Interest in the personal Securities holdings and accounts of Household Family Members. The definition of Household Family Member includes an Access Person’s spouse, significant other, minor children or other family members who also share the same household with the Access Person.

3.3 Restrictions on Manulife Securities

Manulife’s Insider Trading & Reporting Policy prohibits Manulife employees from speculating in MFC Securities. Speculation includes the purchase or sale of Manulife Securities with the intention of reselling or buying back in a relatively short period of time in the expectation of a rise or fall in the market price of such securities, buying or selling options, or short selling. Please refer to the Manulife Insider Trading and Reporting Policy for additional restrictions and requirements on Manulife Securities transactions.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.	8

3.4 Pre-Clearance Approval Requirement

Level 1 and Level 2 Access Persons may not purchase, sell or otherwise acquire or dispose of any Security in which he or she has (or as a result of such transaction will establish) a Beneficial Interest without obtaining advance written (or electronic) pre-clearance approval for such transaction from the Code Administrator, Chief Compliance Officer, or the Personal Trading & Reporting System unless the Security transaction is exempt from this Code’s preclearance requirement. Refer to APPENDIX B of the Code for a list of Securities and Securities transactions exempt from the pre-clearance requirement.

Level 3 Access Persons are only required to obtain pre-clearance approval for Securities transactions involving IPOs, private placements, private funds, and Limited Offerings.

A preclearance approval is valid for 2 days (the day it is granted and the following day) unless an exception is granted by the Chief Compliance Officer or Code Administrator.

Additionally, successfully obtaining pre-clearance approval for a transaction does not mean an Access Person cannot be found to be in violation of a specific applicable personal investing restriction or limitation of the Code or the Code’s General Principles of Business Conduct.

Pre-Clearance Reminder: Household Family Members
Access Persons (Level 1 and 2) are required to obtain pre-clearance approval for all Securities transaction of persons who qualify as a Household Family Member of the Access Person (unless the transaction is exempt from the pre-clearance requirement. Refer to Code APPENDIX B for pre-clearance exemptions).

3.5 Limit Orders and Special Orders

Due to the 2-day pre-clearance trade window outlined in Section 3.4, multi-day special orders, such as “good until canceled orders” or “limit orders,” are prohibited for Level 1 and 2 Access Persons.3 However, Access Persons (and Household Family Members) may place orders, (i.e., orders that automatically expire at the end of the trading day session or the end of the 2-day preclearance window). Be sure to check the status of all orders at the end of the 2nd trading day and cancel any orders that have not been executed. Please note that if a trade order is left open beyond the pre-clearance window and it is executed outside of the window, the transaction will constitute a Code violation.

What are the Personal Trading Restrictions for a Level 3 Access Person?
Level 3 Access Persons are subject to Section 3.2—Restriction on Securities under Active Consideration.

Level 3 Access Persons are only required to obtain pre-clearance approval for securities transactions involving IPOs, private placements, private funds, and Limited Offerings.

Level 3 Access Persons are subject to Section 3.3—Restrictions on Manulife Securities.

3.6 Same Day Blackout Period Rule

Level 1 and Level 2 Access Persons (and Household Family Members) may not purchase, sell or otherwise acquire or dispose of any Pre-Clearable Security in which he or she has (or as a result of such transaction will establish) a Beneficial Interest if that same or Related Pre-Clearable Security traded in a client or firm account on the same day the Access Person (or Household Family Member) transacts unless (1) the Access Person has no actual knowledge that the same or Related Pre-Clearable Security is under Active Consideration for Purchase or Sale by an account and (2) the transaction can satisfy the following exception:

●	Market Cap Securities Exception: the firm may permit the transaction if the individual preclearance request is in the Securities of an issuer whose market capitalization is at least $5 billion USD or more.[45]
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3 The Code Administrator or Chief Compliance Officer may provide an Access Person with a transaction-specific exemption in special limited circumstances (e.g., subscription offerings with an uncertain trade execution date, special employment transaction with limited exercise trade windows, etc.).
4 The Chief Compliance Officer, in his or her sole discretion, may exempt or exclude an individual or class of Access Person transactions and/or accounts from the Same Day or
5 Day Blackout Period Rule so long as the Chief Compliance Officer concludes that no material conflict of interest is present.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.	9

If a client or firm account trades in a Pre-Clearable Security during the pre-clearance window and an Access Person successfully obtained pre-clearance approval of a trade, the Access Person may still be required to demonstrate that he or she did not know that the same or Related Pre-Clearable Security was under Active Consideration for Purchase or Sale for an account at the time of the personal trade. Access Persons failing to demonstrate to the firm “no knowledge” when requested may be required to sell any Security purchased and/or disgorge any profits realized as a result of a transaction being found by the firm to have violated the Same Day Blackout Period Rule.

What are the Personal Trading Restrictions for a Level 2 Access Person?
Level 2 Access Persons must comply with all sections of Part 3 except for Section 3.7 (Initial Public Offering Ban) and Section 3.8 (7 Day Blackout Rule).

3.7	Initial Public Offering Ban—Level 1 Access Persons Only

Level 1 Access Persons may not directly or indirectly acquire a Beneficial Interest in a Security through an Initial Public Offering (IPO). Consequently, Level 1 Access Persons (including their Household Family Members) must wait to purchase newly-issued IPO Securities until the next business (trading) day following the offering date of the IPO.6

What are the Personal Trading Restrictions for a Level 1 Access Person?
Level 1 Access Persons must comply with all sections of Part 3.

3.8	7 Day Blackout Period Rule—Level 1 Access Persons Only

Level 1 Access Persons (and Household Family Members) may not purchase, sell or otherwise acquire or dispose of any Pre-Clearable Security in which he or she has (or as a result of such transaction will establish) a Beneficial Interest if that same or Related Pre-Clearable Security traded 7 calendar days before or 7 calendar days after for a client or firm account on the same day the Access Person (or Household Family Member) transacts unless (1) the Access Person has no actual knowledge that the same or Related Pre-Clearable Security is (or was) under Active Consideration for Purchase or Sale by an account during the 7 day window and (2) the transaction can satisfy the following exception:

●	Market Cap Securities Exception: the firm may permit the transaction if the individual preclearance request is in the Securities of an issuer whose market capitalization is at least $5 billion USD or more.[78]

If a client or firm account trades in a Pre-Clearable Security during the pre-clearance window and an Access Person successfully obtained pre-clearance approval of a trade, the Level 1 Access Person may still be required to demonstrate that he or she did not know that the same or Related Pre-Clearable Security is (or was) under Active Consideration for Purchase or Sale for an account during the blackout period. Access Persons failing to demonstrate to the firm “no knowledge” when requested may be required to sell any Security purchased and/or disgorge any profits realized as a result of a transaction being found by the firm to have violated the 7 Day Blackout Period Rule.

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6 A Level 1 Access Person may request an exemption from the Code Administrator from the IPO prohibition for certain investments that do not present a material conflict of interest, such as (1) Securities of a mutual bank or mutual insurance company received as compensation in a demutualization and other similar non-voluntary acquisitions; (2) fixed rights offerings; (3) a family member’s participation in the IPO as a form of employment compensation in their employer’s IPO.
7 The Chief Compliance Officer, in his or her sole discretion, may exempt or exclude an individual or class of Access Person transactions and/or accounts from the Same Day or
8 Day Blackout Period Rule so long as the Chief Compliance Officer concludes that no material conflict of interest is present.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.	10

3.9 Personal Investment Conflicts

In addition to the restrictions and limitations of Part 3 of this Code, Access Persons are also prohibited from:

●	Recommending or participating in the investment decision-making process involving a particular Security (or Related Security) for a client or firm account if the Access Person also maintains a Beneficial Interest in the same issuer’s Securities unless the Access Person has disclosed the Beneficial Interest to either his or her manager or consulted with Code Administration first; or
●	Electing not to place a trade for a client or firm account that the Access Person would otherwise have placed in order to avoid triggering either the Same Day or 7 Day Blackout Rule for his or her personal trades; or
●	Making decisions for a client or firm account or attempt to influence an account transaction for the purposes of enhancing the value of their own personal holdings.

3.10 Investment Clubs

Access Persons (including Household Family Members) are required to pre-clear and report all PreClearable and Reportable Securities of their Investment Club in the same manner as their own personal trades.

3.11 Discouraging Excessive Trading

While active personal trading may not in and of itself raise issues under the Securities Laws, the firm believes that a very high volume of personal trading by an Access Person can be time consuming and can increase the possibility of actual or apparent conflicts with portfolio transactions. Accordingly, an unusually high level of discretionary personal trading activity by an Access Person is strongly discouraged and may be subjected to enhanced scrutiny by the firm. The Chief Compliance Officer may impose limitations on the number of Pre-Clearable Securities trades permitted during a given period for certain Access Persons.

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Complete definitions for italicized terms may be found in APPENDIX A of the Code.	11

PART 4	ACCESS PERSONS—INITIAL AND PERIODIC REPORTING

The following requirements allow the firm to monitor and verify Access Person compliance with requirements to the Code. All Access Persons must initially and periodically thereafter make disclosures and compliance certifications regarding Securities holdings, Securities accounts and Securities transactions in which the Access Person has a Beneficial Interest in (this includes disclosures, holdings and transaction information for Household Family Members).

4.1 Requirement to Report Securities Accounts

All Access Persons are required to report the name of broker, dealer, bank, or other entity with which the Access Person maintains an account in which any Reportable Securities are or can be held for the Access Person's Beneficial Interest (including accounts of Household Family Members).

Access Persons are required to report all Reportable Securities accounts within 10 days of initially being designated an Access Person. After this initial report of accounts, any Reportable Securities accounts opened in the future time must be reported no later than 10 calendar days following the opening of the account or prior to the first discretionary transaction in the account. Access Persons are also required to inform any broker/dealer when you open a new account that you are employed by a financial institution and also whether you are registered with a brokerdealer.

4.2	Duplicate Transaction Confirmations & Statements

Each Access Person must arrange for the Code Administrator to receive duplicate copies of trade confirmations of Reportable Securities transactions and, if requested9 by the Code Administrator, periodic account statements for any Reportable Securities accounts in which the Access Person has a Beneficial Interest in if the account holds, or has the ability to hold, Reportable Securities (this requirement also applies to the Securities confirmations and statements of Household Family Members).

Compliance Tip - What Securities Accounts Do I Need to Report?

Any account (including a Household Family Member’s account) that holds or can hold a Reportable Security. For instance here is a non-exclusive list of commonly reported accounts:

●Brokerage Accounts
●Mutual Fund Only Accounts
●Custodial Securities Accounts
●Manulife GSOP Plan Accounts
●Certain 529 Plans (plans affiliated with or plans with investment options managed by Manulife or Manulife affiliated entity)
●IRA Accounts
●Stock Purchase Plans
●Transfer Agent Accounts
●Variable Life or Annuity Insurance Policies with underlying Affiliated Mutual Fund investment options
●Manulife Loan Program Mutual Fund Account
●John Hancock Unified 401k Plan/Manulife RPS
●Registered Retirement Savings Plan (RRSP)/RESP/TFSA
●Uncertificated Book Entry Securities
●Physical possession of certificated Securities
●Employee Stock Option Accounts

4.3	USA-Based Access Person Preferred Brokerage Account Requirement

All USA-based Access Persons are required to maintain all Reportable Securities accounts (including the Reportable Securities accounts of Household Family Members) at one of the firm’s Preferred Brokers unless the account has been qualified by the Code Administrator as an Exempt Securities Account. A current list of the firm’s Preferred Brokers can be found on the Personal Trading & Reporting System website or by contacting the Code Administrator. Upon designation as an Access Person, a person has 45 calendar days to (i) qualify any non-compliant Securities account as an Exempt Securities Account or (ii) transfer all assets to a Preferred Broker and close the non-compliant account.

All USA-based Access Persons who were covered by this Code of Ethics prior to January 1, 2011 are permitted to continue to maintain a Reportable Securities account established prior to January 1, 2011 even if the broker is not a Preferred Broker so long as they do not make new discretionary purchases of Reportable Securities in the grandfathered accounts.

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9 The Code Administrator may rely on the operating groups of Manulife/John Hancock for administration of trading activity limitations and monitoring of market timing policies for Manulife Affiliated Funds. To the extent the Code Administrator has ready access to Securities transaction and holdings information, the Code Administrator is not required to obtain duplicate paper confirmations or statements for such accounts.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.	12

4.4 Initial Holdings Report & Certification

After reporting all Reportable Securities accounts (Refer to Section 4.1), new Access Persons must file an Initial Holdings Report.10 This Initial Holdings Report is due within 10 calendar days after the person became an Access Person and the submitted information must be current as of a date no more than 45 calendar days prior to the date the person became an Access Person.

An Access Person must submit with his or her Initial Holdings Report a certification that he or she: (i) has read and understands the Code; (ii) recognizes that he or she is subject to the Code; (iii) agrees to comply with the Code requirements applicable to their designated access level; and (iv) has disclosed or reported all required Reportable Securities holdings and all Reportable Securities accounts in which they have a Beneficial Interest (including Household Family Member accounts).

4.5 Quarterly Transaction Report & Certification

All Access Persons must file a Quarterly Transaction Report that discloses certain information about each Reportable Security transaction in which they have (or as a result of the transaction acquired) a Beneficial Interest (including transactions for Household Family Members) during the quarter covered by the Quarterly Transaction Report.11

Each Access Person’s Quarterly Transaction Report is due within 30 calendar days after the end of each calendar quarter. Each Access Person's Quarterly Transaction Report must also include a certification that the submitted Quarterly Transaction Report includes all information required to be reported. In connection with the Quarterly Transaction Report Certification, all Access Persons are also required to certify to the accuracy of the listing of Securities accounts displayed in the Personal Trading & Reporting System or by alternative method as permitted by Section 4.8 of the Code.

Compliance Reminder: Automatic Pre Population of Transaction and Holdings Data in the Personal Trading & Reporting System
As a convenience to certain Access Persons, Code Administration works with certain brokers to obtain Securities transaction and holding data to pre-populate Quarterly Transaction and Annual Holdings Reports in the Personal Trading & Reporting System. The pre-populated data may contain omissions or inaccuracies. It is each Access Person’s responsibility to contact the Code Administrator to correct any inaccurate transaction or holdings data prior to submitting a report or certification.

4.6	Reporting of Gifts, Donations & Inheritances

So long as no value is received for giving a gift, an Access Person’s gift or donation of a Pre-Clearable Security is not considered a “sale” event (this includes gifts or donations by Household Family Members) and therefore does not require pre-clearance approval prior to making the gift or donation. The receipt of a gift or an inheritance of Reportable Securities does not need to be pre-cleared.

Any gift, inheritance or donation should be promptly reported to the Code Administrator (but no later than the next Quarterly Transaction Report) to ensure the Access Person’s holdings are accurately reflected in the PTCC system.

____________________

10 The Initial Holdings Report will contain: (i) the title and type of each Reportable Security in which the Access Person has any Beneficial Interest; (ii) the exchange ticker symbol or CUSIP number and the number of shares or principal amount of each Reportable Security (each as applicable); (iii) the name of any broker, dealer, bank, or other entity with which the Access Person maintains an account in which any Reportable Securities are or can be held for the Access Person's direct or indirect Beneficial Interest; and (v) the date the report is submitted by the Access Person.
11 The Quarterly Transaction Report will include the following information: (i) the date of the transaction (“trade date”); (ii) the title of the Reportable Security; (iii) the exchange ticker symbol or CUSIP number, the interest rate and maturity date, the number of shares or principal amount of each Reportable Security, the type of transaction or acquisition, the price at which the transaction was effected (each as applicable); (iv) the name of any broker, dealer, bank, or other entity with or through which the transaction was effected; and (v) the date the report is submitted by the Access Person

Complete definitions for italicized terms may be found in APPENDIX A of the Code.	13

4.7 Annual Holdings Report & Certification

All Access Persons must file an Annual Holdings Report.12 The Annual Holdings Report is due within 45 calendar days of December 31st and must be current as of a date no more than 45 calendar days prior to the date this information is filed. Each Access Person must submit each Annual Holdings Report with a certification that he or she: (i) has read and understands the Code; (ii) recognizes that he or she is subject to the Code; (iii) has complied with (or has disclosed any failure to comply with) the Code’s requirements applicable to their designated access level; and (iv) has reported all violations of the Code and all required Reportable Securities holdings and Reportable Securities accounts for which the Access Person holds a Beneficial Interest (including the applicable holdings and accounts of Household Family Members).

4.8 Method of Reporting & Certifications

Access Persons are expected to use the intranet based Personal Trading & Reporting System, to make their required Securities account disclosures, Initial and Annual Holdings Reports, Quarterly Transaction reports and related certifications.13 An Access Person that fails to make a required report or certification by the specified deadline may, at a minimum, be prohibited from engaging in discretionary personal trading until the reporting/certification requirement is satisfied and may give rise to other sanctions (this prohibition also applies to any Securities account or Securities of which the Access Person has a Beneficial Interest, including the Securities accounts and Securities of Household Family Members). The timing of the deadlines for each reporting obligations are set by various regulations adopted under the Securities Laws. Compliance may establish earlier deadlines than specified in this Part 4 to ensure compliance with the Securities Laws.

____________________

12 The Annual Holdings Report will include: (i) the title and type of each Reportable Security in which they have Beneficial Interest; (ii) the exchange ticker symbol or CUSIP number (as applicable) and the number of shares or principal amount of each Reportable Security (as applicable); (iii) the name of any broker, dealer, bank, or other entity with which the Access Person maintains an account in which any Reportable Securities are or can be held for the Access Person's direct or indirect benefit; and (iv) the date the report is submitted by the Access Person.
13 Access Person’s without access to the Personal Trading & Reporting System will use other methods for reporting and certification as directed by the Code Administrator or Chief Compliance Officer.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.	14

PART 5	CODE ADMINISTRATION

5.1 No Liability for Losses

Manulife and Manulife Affiliates and/or any client will not be liable for any losses incurred or profits avoided by any Access Persons or Household Family Member resulting from the implementation or enforcement of the Code. Access Persons must understand that their ability (as well as the ability of the Household Family Members) to buy and sell Securities may be limited by the Code and that trading activity by the firm, clients, and/or other Manulife Affiliates may affect the timing of when an Access Person (as well as Household Family Members) can buy or sell a particular Security.

5.2 Penalties for Code Violations

Penalties for violating the Securities Laws can be severe, both for the individuals involved and their employers. A person can be subject to penalties even if he or she does not personally benefit from the violation. Penalties may include civil injunctions, payment of profits made or losses avoided ("disgorgement"), jail sentences, fines for the person committing the violation, and fines for the employer or other controlling person.

In addition, any violation of the Code is subject to the imposition of sanctions by the firm as may be deemed appropriate under the circumstances by the firm. These sanctions could include, without limitation, bans on personal trading, disgorgement of trading profits, and personnel action, including termination of employment, where appropriate.

5.3 Exemptions & Appeals

Routine exemptions from Code provisions may be granted by the Code Administrator or Chief Compliance Officer where warranted by applicable facts and circumstances, if permitted by law, and if the Code Administrator or CCO determines if an exemption would be in accord with the spirit of the General Principles of the Code and the Securities Laws. Access Persons may direct their request for an exemption to the Code Administrator or Chief Compliance Officer. The Chief Compliance Officer is also authorized to modify the personal trading provisions of this Code as it applies to a specific person where local law would prohibit the application of a specific provision.

If an Access Person believes that a Code-related request has been incorrectly denied by the Chief Compliance Officer, or that a Code-related action is not warranted, an Access Person may make a written appeal of the decision or action within 30-days of the decision or action to the Ethics Oversight Committee. Code Administration will arrange an appropriate forum or communication for the consideration of appeals.

5.4 Code Amendments

The Chief Compliance Officer is permitted to approve non-material amendments to the Code and the Ethics Oversight Committee (or relevant Board, if applicable) is responsible for approving any material amendments.

5.5 Privacy

All confidential information received by the Code Administrator, Chief Compliance Officer, or Code service providers is kept confidential and will only be disclosed to others as required to administer this Code, to report violations to management or regulators, or other legal authority.

5.6 Code Interpretation & Administration

The Chief Compliance Officer has general administrative oversight responsibility for the Code and is responsible for policies and procedures for the administration of the Code; monitoring and testing for Code compliance; ensuring Code training is provided to Access Persons; granting exceptions or exemptions to any provision of the Code, on an individual or a class basis; appointing one or more Code Administrators and defining the scope of his or her authority and day-today responsibilities (in addition to those specified in the Code); oversight of the Code Administrator’s Code activities; considering and recommending material amendments to the Code to the Ethics Oversight Committee (or relevant Board, if applicable); and reviewing and considering any decisions made by the Code Administrator at the request of a GA/MAM—PM Associate or involving ordinary sanctions imposed by the Code Administrator related to Code violations.

Ethics Oversight Committee (or relevant Board, if applicable) retains the ultimate discretion as to the interpretation the Code’s provisions in any given situation, rendering material sanctions for violations of the Code, and rendering final judgments on any GA/MAM—PM Associate’s appeal of any decision or ordinary sanction imposed by the Code Administrator or Chief Compliance Officer.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.	15

5.7 Recordkeeping

The Chief Compliance Officer or Code Administrator maintains or causes to be maintained, the following records: (1) a copy of the Code or any predecessor code of ethics which has been in effect during the most recent 5-year period; (2) a record of any violation of the Code, or any predecessor code of ethics, and of any action taken as a result of such violation in the 5year period following the end of the fiscal year in which the violation took place; (3) a list of all persons currently or within the most recent 5-year period who were required to make reports pursuant to the Code (or any predecessor Code) and the person(s) who were responsible for reviewing these reports; (4) copies of all acknowledgements of each person's receipt of the Code, Initial and Annual Holdings Reports, Quarterly Transaction Reports, and duplicate brokerage confirmations and Securities account statements (as applicable) filed during the most recent 5-year period; and (5) a record of the approval of, and rationale supporting, the acquisition of Securities by Access Persons in an Initial Public Offering or Limited Offering for at least 5 years after the end of the fiscal year in which the approval is granted. 14

Code records will be maintained for the first 2 years in an office of the firm (in paper or accessible electronically) and in an easily accessible place for the time period as required by any applicable regulations thereafter.

***
____________________

14 In reviewing a pre-clearance request for a Limited Offering or IPO the Chief Compliance Officer may consider the following factors: (1) whether the investment opportunity should be or can be reserved for firm clients; (2) is it being offered because of a relationship to Manulife or position within Manulife; and (3) any other relevant factors in the sole discretion of the Chief Compliance Officer. The Chief Compliance Officer or Code Administrator will document the rationale for any approval decision.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.	16

Appendix A	Definitions of Italicized Code of Ethics Terms
Access Person	Refer to definition in Section 1.2 of this Code.
Active Consideration for Purchase or Sale	A Security is under Active Consideration for Purchase or Sale once an analyst wishes to recommend or a portfolio manager forms a specific intent to purchase or sell a Security for a Client or firm account.
Advisory Person of a Fund	An Advisory Person of a Fund is (i) any “access person” of the Fund (as defined by SEC Rule 17j-1), (i) any director, officer, general partner, or employee of a Fund or its investment adviser (or of any company in a control relationship to the Fund or its investment adviser who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of “covered securities (as defined by SEC Rule 17j-1) by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; or (iii) any natural person in a control relationship to the Fund or investment adviser who obtains information regarding recommendations made to the Fund with regard to the purchase or sale of covered securities. Note: Advisory Persons of a Fund that are also personnel of John Hancock Advisers, LLC (“JHA”) are covered under a separate joint Fund and JHA code of ethics. Additionally, Advisory Persons of a Fund that are also independent trustees of a Fund are covered under a separate Fund independent trustee code of ethics.
Affiliated Mutual Fund	Any Mutual Fund for which Manulife serves as an investment adviser (or sub-adviser) or whose investment adviser (or sub-adviser) controls, is controlled by, or is under common control with Manulife. (e.g., Manulife or John Hancock Mutual Funds).
Automatic Investment Plan	A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. Examples include automatic dividend reinvestment plans and payroll deduction purchase plans.
Beneficial Interest	An Access Person is deemed to have a Beneficial Interest in any transaction in which the Access Person controls or has the opportunity to directly or indirectly profit or share in the profit derived from the Securities transacted. An Access Person is presumed to have a Beneficial Interest in the following Securities and related transaction activities: (1) Securities owned by an Access Person in his or her name; (ii) Securities (and Securities accounts) owned by Household Family Members; (iii) Securities owned by an Access Person indirectly through an account or investment vehicle for his or her benefit, such as an IRA/RRSP/RESP/ISA/SIPP, family trust or family partnership; (iv) Securities owned in which the Access Person has a joint ownership interest, such as Securities owned in a joint brokerage account; and (v) Securities over which the Access Person has discretion or gives advice (other than firm or firm client accounts) and includes Securities owned by trusts, private foundations or other charitable accounts for which the Access Person has investment discretion. Beneficial Interest is interpreted in the same manner under the Code as it would be under Rule 16a-1(a)(2) under the U.S. Securities Exchange Act of 1934.
Broad-Based ETF	A Broad-Based ETF is an exchange-traded fund that tracks a major index such as the DJIA, S&P 100, S&P Midcap 400, S&P 500, Hang Seng Index, Hang Seng China Enterprises Index, TSX 60, EAFE, FTSE 100, Nikkei 225, etc. A Broad-Based ETF also include options and futures contracts on a broad-based index (such as the S&P 500 Short-Term Futures Index-VIX) as well as ETFs only holding interests in tangible commodities (such as SPDR Gold Shares). Please note that sector-specific ETF (such as the iShares Dow Jones US Energy Sector Index Fund is not considered a Broad-Based ETF and must be pre-cleared.
Chief Compliance Officer	The term Chief Compliance Officer refers the Investment Division Chief Compliance Officer or the applicable Chief Compliance Officer of the applicable Manulife-Affiliate entity adopting this Code.
Code Administrator	Code Administrator refers to the person (or persons) designated by the relevant Chief Compliance Officer to be primarily responsible for the day-to-day administration of the Code.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.	17

Appendix A	Definitions of Italicized Code of Ethics Terms (Continued)
Direct Obligations of the Government of the US or UK	Any security directly issued or guaranteed as to principal or interest by the United States. Examples of direct obligations include Cash Management Bills, Treasury Bills, Notes and Bonds, and STRIPS. It is important to note that Federal National Mortgage Association (Fannie Mae), and Federal Home Loan Mortgage Corporation (Freddie Mac) Securities are not Direct Obligations of the Government of the United States.

Directed Obligations of the UK refers to the following list of Securities issued and guaranteed by the United Kingdom Treasury: Premium Savings Bonds, Index Linked Savings Certificates, Fixed Interest Savings Certificates, Guaranteed Equity Bonds, Capital Bonds, Children’s Bonus Bonds, Fixed Rate Savings Bonds, Income Bonds, and Pensioners Guaranteed Income Bonds. Refer to M&G Investment Management Ltd. SEC No-Action Letter (Sept. 10, 2002)
Ethics Oversight Committee	The Ethics Oversight Committee is an ad hoc or standing compliance committee composed of relevant Chief Compliance Officers and certain senior management.
Exempt Securities Accounts

With written approval from Code Administrator, a US-based Access Persons (and Household Family Members) subject to the Preferred Broker Requirement of Section 4.3 are permitted to maintain a Securities account with an entity other than with a Preferred Broker, if the Securities account can meet one of the following exemptions: (i) it contains only Securities that can’t be transferred; (ii) it exists solely for products or services that one of the Preferred Brokers cannot provide; (iii) it exists solely because your spouse’s or significant other’s employer prohibits external covered accounts; (iv) it is managed by a third-party registered investment adviser; (v) it is restricted to trading interests in 529 College Savings Plans; (vi) it is associated with an ESOP (employee stock option plan) or an ESPP (employee stock purchase plan); (vii) it is required by a direct purchase plan, a dividend reinvestment plan, or an Automatic Investment Plan with a public company in which regularly scheduled investments are made or planned; (viii) it is a Mutual Fund only account; (ix) it is required by a trust agreement; (x) it is associated with an estate of which the Access Person is the executor, but not a beneficiary, and involvement with the account is temporary; (xi) transferring the account would be inconsistent with other applicable rules; or (xii) other exception approved by the Code Administrator.

Fund(s)	Fund (or collectively Funds) means the John Hancock GA Mortgage Trust, John Hancock Private Placement Trust, and John Hancock GA Senior Loan Trust.
High Quality Short Term Debt Instrument

Any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized rating organization(e.g., S&P, Moody’s, Fitch, A.M. Best).

Household Family Member

An Access Person’s spouse, “significant other,” minor children, or other family member who also shares the same household with the Access Person. An Access Person’s “significant other” is defined as a person who (i) shares the same household with the Access Person; (ii) shares living expenses with the Access Person; and (iii) is in a committed personal relationship with the Access Person and there is an intention to remain in the relationship indefinitely.

The CCO or Code Administrator, after reviewing all the pertinent facts and circumstances, may determine, if not prohibited by applicable law, that an indirect Beneficial Interest over Securities held by members of the Access Person's Household Family Members does not exist or is too remote for purposes of the Code’s requirements.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.	18

Appendix A	Definitions of Italicized Code of Ethics Terms (Continued)
Initial Public Offering	An offering of Securities registered under the U.S. Securities Act of 1933 (or comparable non-U.S. registration statute or regime), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the U.S. Securities Exchange Act of 1934 (or comparable non-U.S. compulsory reporting requirements).
Investment Club	A group of people who pool their assets in order to make joint decisions (typically a vote) on which Securities to buy, hold or sell.
Limited Offering	A Securities offering that is exempt from registration under the U.S. Securities Act of 1933, pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933, or equivalent foreign statute or regulation. Also known as a private placement Security (e.g., private investment funds, “hedge funds,” limited partnerships, etc.)
GA/MAM—PM Associate	GA/MAM—PM Associates are: (i) any person meeting the definition of Access Person; (ii) any partner, officer, director (or other person occupying a similar status or performing similar functions) of HCIM; (iii) an employee of HCIM; (iv) any person who provides investment advice on behalf of HCIM and is subject to the supervision and control of HCIM; (v) certain Manulife Affiliate persons who engage, directly or indirectly in HCIM’s investment advisory activities; (vi) any General Account Investments or Manulife Asset Management Private Markets Group persons of MAML; and (vii) any other person who the Code Administrator deems a GA/MAM—PM Associate.[15]
Manulife	Manulife Financial Corporation
Manulife Affiliate	All persons or entities controlled by Manulife.
Mutual Fund

(a) Any U.S. registered open-end investment management company (i.e., mutual fund); or

(b) a Canadian or foreign regulated mutual fund (UCITs etc.) which meets the following 4 requirements: (i) redemption on demand at the net asset value of fund shares, (ii) forward pricing reflecting the net asset value of fund shares, (iii) daily calculation of the fund’s net asset value in a manner consistent with principles and rules adopted under the Investment Company Act of 1940, and (iv) absence of a secondary market. Refer to SEC No-Action Letter, Manufacturers Adviser Corp., Sept. 10, 2002.

No Direct or Indirect Control Over Account	Purchases, sales or dispositions of Securities over which a person has no direct or indirect influence or control (e.g., a "blind trust" or certain managed accounts which the Access Person has obtained from the Code Administrator a written exemption).
Personal Trading & Reporting System	The web-based reporting and certification system used by the firm to facilitate compliance with certain periodic reporting and pre-clearance obligations imposed under the Code (a.k.a., PTCC). Access Persons not provided with access to the PTCC will make reports, disclosures, and certifications in an alternate method as directed by the Code Administrator.
Pre-Clearable Security	All Securities except those Securities listed on APPENDIX B of the Code as exempt from the preclearance requirements of the Code.
____________________

15 In reliance on the Prudential SEC no-action letter, the Code Administrator or Chief Compliance Officer may include in the definition of “GA/MAM—PM Associate” any person of a Manulife Affiliate who is engaged, directly or indirectly in HCIM’s investment advisory activities.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.	19

Appendix A	Definitions of Italicized Code of Ethics Terms (Continued)
Preferred Brokers	A current list of the firm’s Preferred Brokers can be found on the Personal Trading & Reporting System website or by contacting the Code Administrator. Refer to Section 4.3 for further information regarding the Preferred Broker requirements. See also available exemptions outlined in the “Exempt Securities Accounts” definition of this APPENDIX A.
Pro Rata Discretionary Transactions	Purchases or other acquisitions or dispositions of Securities resulting from the discretionary exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of Securities of the issuer. (e.g., discretionary participation in takeovers, rights & tender/exchange offerings)
Reportable Security	All Securities except those Securities listed as exempt from the Initial and Annual Holdings Report and Quarterly Transaction Report requirements on APPENDIX B of the Code.
Related Pre-Clearable Security	For an equity Security, the Same Pre-Clearable Security would include all other equity or debt securities of the same issuer or, other instrument whose value is derived from the value of the issuer’s credit, equity, or debt Securities (e.g., options, futures, forwards or other derivatives). Also a Related Same Pre-Clearable Security would include a separate Security that is convertible into, exchangeable for, or otherwise confers a right to purchase the Security or a Related Pre-Clearable Security listed above.
Security (Securities)	A “security” as defined by Section 1(1) of the Ontario Securities Act, the Hong Kong Securities and Futures Ordinance, Section 3(a)(10) or the Investment Advisers Act of 1940. Examples include but are not limited to: any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, mutual funds, closed-end funds, unit investment trusts, REITS, ETFs, commodity funds, broker cds, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, pre-organization certificate or subscription, transferable share, investment contract, security-based swap, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any “security” (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privileged entered into on a national securities exchange related to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing. References to a Security also includes any warrant for, option in, or “security” or other instrument immediately convertible into or whose value is derived from that “security” and any instrument or right which is equivalent to that “security.” The definition of Security applies regardless of the registration status or domicile of registration of the Security (i.e., the term Security includes both private placements/limited partnership interests and publicly-traded securities as well as domestic and foreign Securities). For purposes of this Code, the definition of Securities also includes other instruments and interests labeled as reportable on APPENDIX B of this Code.
Securities Laws	The Securities Laws include various domestic and foreign securities-related laws, statutes and rules/regulations that govern the firm’s investment management activities and includes: Ontario Securities Act, UK Financial Services Authority regulations, the Securities and Futures Ordinance of Hong Kong, Securities and Futures Act (Singapore), the Securities Act of 1933 (US), the Securities Exchange Act of 1934 (US), the Sarbanes-Oxley Act of 2002 (US), the Investment Company Act of 1940 (US), the Investment Advisers Act of 1940 (US), Title V of the Gramm-Leach-Bliley Act (US), and the Bank Secrecy Act (US) (as it applies to funds and investment advisers).

***

Complete definitions for italicized terms may be found in APPENDIX A of the Code.	20

APPENDIX B Securities Reporting & Pre-Clearance General Account/MAM—Private Markets COE	Reportable Security: Initial and Annual Holdings Reports	Reportable Security: Quarterly Transaction Reports	Pre-Clearable Security?

Unless otherwise indicated on this chart, (i) all Securities positions must be reported initially and annually thereafter, (ii) all Securities transactions must receive advance pre-clearance approval, and (iii) all Securities transactions must be reported quarterly.

(italicized terms are defined in the Code)

	Does the Access Person need to report the following types of Securities holdings?	Does the Access Person need to report transactions in the following types of Securities?

Does the Access Person need to obtain pre-clearance approval prior to transacting in the following types of Securities?

Note: Level 3 Access Persons are only required to obtain preclearance approval for transactions involving IPOs and Limited Offerings.

Government Securities
Direct Obligations of the Government of the US or UK	No	No	No
State, Province or Municipal Bonds	Yes	Yes	Yes
Direct Obligations of the Governments of Canada, Japan, Germany, France or Italy	Yes. However, Canadian-based persons do not report.	Yes. However, Canadian-based persons do not report.	No—All
Money Market Instruments/Commodities/Currency
Bankers Acceptances	No	No	No
Bank Certificates of Deposit	No	No	No
Brokerage Certificates of Deposit	Yes	Yes	No
Commercial Paper	No	No	No
High Quality Short-Term Debt Instruments	No	No	No
Repurchase Agreements	No	No	No
Money Market Funds (including Money Market Affiliated Mutual Funds)	No	No	No
Physical Commodities and Options and Futures on Commodities (not commodity ETFs or closed-end funds)	No	No	No
Foreign and Domestic Currency Holdings/Transactions (including currency options and futures)	No	No	No

Complete definitions for italicized terms may be found in APPENDIX A of the Code.	21

APPENDIX B Securities Reporting & Pre-Clearance (Continued) General Account/MAM—Private Markets COE	Reportable Security: Initial and Annual Holdings Reports	Reportable Security: Quarterly Transaction Reports	Pre-Clearable Security?

Unless otherwise indicated on this chart, (i) all Securities positions must be reported initially and annually thereafter, (ii) all Securities transactions must receive advance preclearance approval, and (iii) all Securities transactions must be reported quarterly.

(italicized terms are defined in the Code)

	Does the Access Person need to report the following types of Securities holdings?	Does the Access Person need to report transactions in the following types of Securities?

Does the Access Person need to obtain pre-clearance approval prior to transacting in the following types of Securities?

Note: Level 3 Access Persons are only required to obtain pre-clearance approval for transactions involving IPOs and Limited Offerings.

IPOs / Private Placements / Limited Offerings
IPOs (Note: Prohibited for Access Person Level 1)	Yes	Yes	Yes (note: IPOs have a special preclearance link in PTCC)
Private Placements/Private Funds/Limited Offerings	Yes	Yes	Yes (note: Private Placements/Private Funds/ Limited Offerings have a special pre-clearance link in PTCC)
Issuer Event Transactions / Automatic Investment Plans
Involuntary Issuer Transactions and Holdings
(stock dividends, stock splits/reverse splits, or other similar reorganizations or distributions, call of a debt security, and spin-offs of shares to existing holders)
	Yes	Yes	No
Issuer Pro Rata Discretionary Transactions/Elections
(purchases or other acquisitions or dispositions resulting from the discretionary exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of Securities of such issuer) (e.g., discretionary participation in takeovers, rights & tender/exchange offerings)
	Yes	Yes

Yes. Pre-clearance approval for discretionary elections should be sought by manually phoning or emailing the Code Administrator directly. It is important to contact Code Administration directly to avoid having your request improperly rejected by PTCC.

Automatic Investment Plans
(a program in which regular periodic purchases or withdrawals are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation)

(for Mutual Funds AIPs Refer to below)
	Yes. You must add up all of the Plan transactions for the year and reflect the activity on the Annual Holdings Report	No. You do not need to report automatic (nondiscretionary) Plan transactions on the Quarterly Transaction Report

No, however, transactions that override the automatic preset schedule (discretionary purchases/sales, discretionary changes in individual security selection) must be pre-cleared. Note: You do not need to pre-clear a change to your money contribution level into a Plan.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.	22

APPENDIX B Securities Reporting & Pre-Clearance (Continued) General Account/MAM—Private Markets COE	Reportable Security: Initial and Annual Holdings Reports	Reportable Security: Quarterly Transaction Reports	Pre-Clearable Security?

Unless otherwise indicated on this chart, (i) all Securities positions must be reported initially and annually thereafter, (ii) all Securities transactions must receive advance pre-clearance approval, and (iii) all Securities transactions must be reported quarterly. (italicized terms are defined in the Code)

	Does the Access Person need to report the following types of Securities holdings?	Does the Access Person need to report transactions in the following types of Securities?

Does the Access Person need to obtain pre-clearance approval prior to transacting in the following types of Securities?

Note: Level 3 Access Persons are only required to obtain preclearance approval for transactions involving IPOs and Limited Offerings.

Issuer Event Transactions / Automatic Investment Plans
Dividend Reinvestment Plan Automatic Transactions	Yes	No	No
Issuer Direct Stock Plan Automatic Transactions	Yes	No	No
Issuer Direct Stock Plan Non-Automatic Transactions (discretionary transactions)	Yes	Yes	Yes. A pre-cleared transaction instruction is valid until executed by the Plan.
Investment Company Securities
Closed-End Investment Companies	Yes	Yes	Yes
Exchange Traded Funds (ETFs) and Exchange Traded Notes	Yes	Yes	Yes, however, Broad-Based ETFs do not need to be pre-cleared (Refer to definition in Code)
Money Market Funds (including Money Market Affiliated Mutual Funds)	No	No	No
Mutual Funds* (non-affiliated)	No	No	No
*Affiliated Mutual Funds	Yes	Yes	No
*Affiliated Mutual Funds interests held by or through the Manulife Registered Pension Plan (RPS), Manulife Registered Retirement Savings Plan (RRSP), John Hancock Unified 401k Plan, other employer-sponsored retirement plan, 529/RESP plan, or any other account.
	Yes	Yes, however do not report automatic transactions/rebalances (in accordance with a predetermined schedule/ allocation) on the Quarterly Transaction Report	No
*Affiliated Mutual Funds held through a variable (annuity or life) insurance product separate account/unit investment trust	Yes (report Affiliated Mutual Fund unit values)	Yes, however do not report automatic transactions/rebalances (in accordance with a predetermined schedule/ allocation) on the Quarterly Transaction Report	No

Complete definitions for italicized terms may be found in APPENDIX A of the Code.	23

APPENDIX B Securities Reporting & Pre-Clearance (Continued) General Account/MAM—Private Markets COE	Reportable Security: Initial and Annual Holdings Reports	Reportable Security: Quarterly Transaction Reports	Pre-Clearable Security?

Unless otherwise indicated on this chart, (i) all Securities positions must be reported initially and annually thereafter, (ii) all Securities transactions must receive advance pre-clearance approval, and (iii) all Securities transactions must be reported quarterly.

(italicized terms are defined in the Code)

	Does the Access Person need to report the following types of Securities holdings?	Does the Access Person need to report transactions in the following types of Securities?

Does the Access Person need to obtain pre-clearance approval prior to transacting in the following types of Securities?

Note: Level 3 Access Persons are only required to obtain pre-clearance approval for transactions involving IPOs and Limited Offerings.

Employee Compensation Instruments
MFC Shares in the MFC Global Share Ownership Plan (GSOP)	Yes	Purchases—No Sales—Yes

Purchases—No. No pre-clearance of purchases or any instruction to purchase.

Sale Event—Yes. You must pre-clear any instruction to sell MFC GSOP shares. A pre-cleared sale instruction is valid until executed by the GSOP.

Allocation Changes—No. No preclearance of changes to GSOP contribution allocations.

MFC Restricted Share Units (RSU), Deferred Share Units (DSU), or Performance Share Units (PSU)	No	No	No
Options Acquired from MFC or Other Public Company Employer as Part of Employee Compensation (MFC Solium Account options)	Yes	Yes	Grants—No. You do not need to preclear a MFC option grant but do need to report the grant in your quarterly transaction report.

Exercising Options—Yes. You do need to pre-clear a sale or exercise of these employment-related options.

Employer Phantom Stock/Phantom Option Interest (granted as compensation to employee, only employer can redeem interest and interest is non-transferrable)	No	No	No
Gifts / Blind Trusts / Managed Accounts
Gifts, Inheritances, or Donations of Reportable Securities (received or given)	Yes	Yes	Giving Gifts—No so long as no value is received in exchange for the gift of Securities. Receiving Inheritances and Gifts—No
No Direct or Indirect Control Over Account
(Securities held in, purchased/sold for an account where a person does not have direct or indirect influence or investment/ proxy voting control, e.g., Blind Trusts, Certain Managed Accounts)
	No*	No*
No*
*However, you must report initial and annual holdings in (as well as pre-clear and report quarterly transactions for) a Managed Account unless a specific written exemption is granted from the Code Administrator.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.	24

John Hancock Code of Ethics

January 1, 2008

(Revised January 1, 2019)

This is the Code of Ethics for the following:

John Hancock Advisers, LLC and
John Hancock Investment Management Services,
LLC
(each, a “John Hancock Adviser”)

John Hancock Funds, LLC
John Hancock Distributors, LLC,
each open-end fund, closed-end fund, and exchange traded
fund advised by a John Hancock Adviser
(the “John Hancock Affiliated Funds”),

and

John Hancock Worldwide Investors, PLC

(together, called “John Hancock”)

Table of Contents
Introduction	4
Standards of Business Conduct	5
Applicability and Scope	5
Access Levels	6
Access Level 1	6
Access Level 2	6
Access Level 3	7
Overview of Rules for All Access Persons	7
Brokerage Account Disclosure	7
Brokerage Account Examples (non-exclusive list)	7
Employee Compensation Instruments (non-exclusive list)	8
College Savings Plans - 529s	8
401(k) and John Hancock Variable Products: John Hancock Affiliated Funds Reporting	9
Managed Accounts	9
Preferred Brokerage Account Requirements	9
Opening/Closing Accounts	10
Statements and Duplicate Confirmations of Trades	10
Personal Trading	10
Personal Trading Restrictions for all Access Persons	10
Reporting and Pre-clearance	11
Level 1 Access Persons: Additional Personal Trading Restrictions and Disclosures	11
Level 2 Access Persons: Additional Personal Trading Restrictions and Disclosures	14
Level 3 Access Persons: Additional Personal Trading Restrictions and Disclosures	16
Pre-clearance Process	16
Reporting and Certification Requirements	17
Reporting	17
Reporting Upon Designation	17
Quarterly Reporting	17
Annual Reporting	18
Ad Hoc Reporting	18
Administration and Enforcement	19

Administration of the Code	19
Subadviser Compliance	19
Adoption and Approval	19
Subadviser Reporting & Recordkeeping Requirements	19
Reporting to the Board	20
Reporting Violations	20
Exemptions & Appeals	20
Exemptions:	20
Appeals	21
Interpretation and Enforcement	21
Education of Employees	22
Recordkeeping	22
Other Important Policies	23
MFC Code of Business Conduct & Ethics (All Covered Employees)	23
John Hancock Conflicts of Interest Policy (All Covered Employees)	23
John Hancock Gift & Entertainment Policy (All Covered Employees)	24
John Hancock Insider Trading Policy (All Covered Employees)	24
John Hancock Pay to Play Rule on Political Contributions (All Covered Associates)	24
John Hancock Whistleblower Policy (All Covered Employees)	25
Policy and Procedures Regarding Disclosure of Portfolio Holdings (All Covered Employees)	25
Additional Policies Outside the Code (All Covered Employees)	26
Appendix	27
Definitions	27
Preferred Brokers List	31
Access Persons	32
Compliance Contacts	33

Introduction

John Hancock is required by law to adopt a Code of Ethics. The purpose of a Code of Ethics is to ensure that companies and their Covered Persons comply with all applicable laws and to prevent abuses in the investment advisory business that can arise when conflicts of interest exist between the employees of an investment advisor and its clients. By adopting and enforcing a Code of Ethics, we strengthen the trust and confidence entrusted in us by demonstrating that at John Hancock, client interests come first.

The Code of Ethics (the Code) that follows represents a balancing of important interests. On the one hand, as registered investment advisers, the John Hancock Advisers owe a duty of undivided loyalty to their clients and must avoid even the appearance of a conflict that might be perceived as abusing the trust they have placed in John Hancock. On the other hand, the John Hancock Advisers do not want to prevent conscientious professionals from investing for their own accounts where conflicts do not exist or that are immaterial to investment decisions affecting the John Hancock Advisers’ clients.

When conflicting interests cannot be reconciled, the Code makes clear that, first and foremost, Covered Persons owe a fiduciary duty to John Hancock clients. In most cases, this means that the affected employee will be required to forego conflicting personal securities transactions. In some cases, personal investments will be permitted, but only in a manner, which, because of the circumstances and applicable controls, cannot reasonably be perceived as adversely affecting John Hancock client portfolios or taking unfair advantage of the relationship John Hancock employees have to John Hancock clients.

The Code contains specific rules prohibiting defined types of conflicts. Since every potential conflict cannot be anticipated by the Code, it also contains general provisions prohibiting conflict situations. In view of these general provisions, it is critical that any Covered Person who is in doubt about the applicability of the Code in a given situation seek a determination from Chief Compliance Officer (CCO), designee, or the Code of Ethics Administration Group about the propriety of the conduct in advance.

It is critical that the Code be strictly observed. Not only will adherence to the Code ensure that John Hancock renders the best possible service to its clients, it will help to ensure that no individual is liable for violations of law.

It should be emphasized that adherence to this policy is a fundamental condition of employment at John Hancock. Every Covered Person is expected to adhere to the requirements of the Code despite any inconvenience that may be involved. Any Covered Person failing to do so may be subject to disciplinary action, including financial penalties and termination of employment as determined by the Chief Compliance Officer, designee, or Ethics Oversight Committee.

Standards of Business Conduct
Each Covered Person within the John Hancock organization is responsible for maintaining the very highest ethical standards when conducting our business.

This means that you must at all times:

●	Place the interests of clients first. You have a fiduciary duty at all times to place the interests of our clients and fund investors first.
●

Conduct all personal trading in full compliance with this Code. All of your personal securities transactions must be conducted consistent with the provisions of the Code that apply to you and in such a manner as to avoid any actual or potential conflict of interest or other abuse of your position of trust and responsibility.

●

Avoid taking inappropriate advantage of your position at John Hancock. You should not take inappropriate advantage of your position or engage in any fraudulent or manipulative practice (such as front-running or manipulative market timing) with respect to our clients’ accounts or fund investors.

●

Maintain confidentiality of our clients and John Hancock. You must treat as confidential any information concerning the identity of security holdings and financial circumstances of clients or fund investors.

●	Comply with applicable Federal Securities Laws. You must comply with all applicable federal Securities Laws.
●	Report any violation of the Code. You must promptly report any violation of the Code that comes to your attention to the Chief Compliance Officer (or designee) of your company.

It is essential that you understand and comply with the general principles, noted above, in letter and in spirit as no set of rules can anticipate every possible problem or conflict situation. Failure to comply with the general principles and the provisions of the Code may result in disciplinary action, including termination of employment.

Applicability and Scope
Individuals subject to this policy will be notified by the CCO, designee, or the Code of Ethics Administration Group. Generally, if you meet the requirements listed below, you are deemed an Access Person1 and this Code applies to you2:

●	a director, officer or other Supervised Person of a John Hancock Adviser;
●

an interested director, officer or Access Person of John Hancock Funds, LLC, John Hancock Distributors, LLC, or a John Hancock open-end or closed-end fund registered under the 1940 Act and are advised by a John Hancock Adviser;[3]

●

an employee of Manulife Financial Corporation (MFC) or its subsidiaries who participates in making recommendations for, or receives information about, portfolio trades or holdings of the John Hancock Affiliated Funds.[4]

____________________

1 See the Definitions section and contact a member of the Office of the CCO with any questions.
2 Access Persons of John Hancock GA Mortgage Trust that are personnel of John Hancock Advisers, LLC are covered by this Code.
3 Disinterested Trustees of John Hancock open-end and closed-end funds registered under the 1940 Act and advised by a John Hancock Adviser are subject to a separate Code of Ethics adopted by the Board of Trustees.

Access Levels
The requirements of this policy will differ depending on your Access Level category. There are three categories for persons covered by the Code, taking into account position, duties and access to information regarding fund portfolio trades.5 You will receive notification as to your particular category, based on the Code of Ethics Administration Group’s understanding of your current role. If you have a level of investment access beyond your assigned category, or if you are promoted or change duties and as a result should more appropriately be included in a different category, it is your responsibility to notify the CCO, designee, or the Code of Ethics Administration Group.

Please note: If a specific Code provision (examples: personal investing restriction or limitations, pre-clearance obligation, or reporting obligation, etc.) applies to the Access Person, it also applies to all Securities and Brokerage Accounts over which the Access Person has Beneficial Ownership.

Access Level 1

A person who, in connection with his/her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund or account.

Examples (may include but are not limited to):

●	Portfolio Managers
●	Analysts
●	Traders

Access Level 2

A person who, in connection with his/her regular functions or duties, has regular access to nonpublic information regarding any clients' purchase or sale of securities, nonpublic information regarding the portfolio holdings of any John Hancock Affiliated Fund, is involved in making securities recommendations to clients, or has regular access to such recommendations that are nonpublic.

Examples (may include but are not limited to):

●	Office of the Chief Compliance Officer
●	Fund Administration
●	Investment Management Services
____________________

4 The preceding excludes John Hancock Asset Management (U.S.) and John Hancock Asset Management (N.A.) each of whom have adopted their own Code of Ethics in accordance with Rule 204A-1 under the Advisers Act.
5 The Code of Ethics Administration Group, Chief Compliance Officer (or designee) may modify the requirements of this Code for those John Hancock Associates whose covered status is expected not to exceed 90 days (for instance contractors, co-ops and interns) or in instances where a person is subject to another Code of Ethics or fiduciary duty and where the modification is not otherwise specifically prohibited by law. In reliance on an SEC no-action letter, the Code of Ethics Administration Group or Chief Compliance Officer (or designee) may include in the definition of “John Hancock Associate” any person of a John Hancock Affiliate who is engaged, directly or indirectly in John Hancock’s investment advisory activities.

●	Administrative Personnel for Access Level I Persons
●	Technology Resources Personnel (as designated)
●	Legal Staff
●	Marketing (as designated)

Access Level 3

A person who, in connection with his/her regular functions or duties, has periodic access to nonpublic information regarding any clients' purchase or sale of securities or nonpublic information regarding the portfolio holdings of any John Hancock Affiliated Fund.

Examples (may include but are not limited to):

●	Marketing (as designated)
●	Product Development
●	E-Commerce
●	Corporate Publishing
●	Administrative Personnel for Access Level II Persons
●	Technology Resources Personnel (as designated)

Overview of Rules for All Access Persons
This policy contains rules regarding your obligations to comply with federal Securities Laws and John Hancock’s standards of conduct. Access Persons are responsible for complying with the personal trading restrictions and obligations of their access designation level including: Brokerage Account disclosure, personal trading restrictions, pre-clearance requirements, disclosure requirements, and various reporting and certification requirements.

Brokerage Account Disclosure
You must use the Personal Trading Control Center (PTCC), the automated compliance system, to disclose all Brokerage Accounts that have the capability to hold Reportable Securities including all Brokerage Accounts:

●	of your own; regardless of what is currently held in the account,
●	of your spouse, Significant Other, minor children or family members sharing the same household (Household Family Member),
●	over which you have discretion or give advice or information, and/or
●	in which your Household Family Member have Beneficial Ownership, or the opportunity to directly or indirectly profit or share in any profit derived from a Reportable Securities transaction.

Brokerage Account Examples (non-exclusive list)
You need to report:

●	Brokerage Accounts
●	John Hancock 401(k) accounts
●	MFC Global Share Ownership Plan (GSOP)

●	Solium accounts (some if they hold reportable securities including options on MFC securities)
●	Self-directed IRA accounts
●	Custodial accounts
●	Mutual fund accounts*
●	College investment plans 529s*
●	401(k)/403(b) accounts*
●	Dividend reinvestment program or dividend reinvestment plan (DRIP)
●	Registered Retirement Savings Plan (RRSP/RESP/TFSA)
●	Stock Purchase accounts

*if they have the capability to hold John Hancock Affiliated Funds

Employee Compensation Instruments (non-exclusive list)
You need to report:

●	John Hancock 401(k)
●	MFC Global Share Ownership Plan (GSOP)
●	Options acquired from MFC (only MFC Solium account options that are granted)
●	Public company employer as part of employee compensation
●	Sole discretion accounts
●	Accounts holding John Hancock Affiliated Funds
●	Certain Manulife Pension Plans (RPS, RRSP)

You are not responsible for reporting:

●	MFC Restricted Share Units (RSU)
●	Deferred Share Units (DSU)
●	Performance Share Units (PSU)
●	US John Hancock Pension Plans
●	Employer phantom stock/phantom option interest (granted as compensation to employee, only employer can redeem interest and interest is non-transferrable)

To prevent any potential violations of the Code, you are strongly encouraged to request clarification for accounts that are in question from the Code of Ethics Administration Group INVDIVCodeofEthics@manulife.com.

College Savings Plans - 529s
You must report John Hancock affiliated 529 plans including both the Freedom 529 plan and any other 529 plans that can hold John Hancock Affiliated Funds. You are not required to report transactions or holdings in 529 Plans for which the Adviser or a control affiliate does not manage, distribute, market or underwrite the 529 Plan or the investments and strategies underlying the 529 Plan. If you have any questions about this requirement, please contact the Code of Ethics Administration Group or a member of the Office of the CCO.

401(k) and John Hancock Variable Products: John Hancock Affiliated Funds Reporting
You must report your holdings and trades in a John Hancock Affiliated Funds. This includes voluntary trades in your John Hancock affiliated accounts such as your 401(k) and any external Brokerage Account.

To comply with this requirement, if you purchase a John Hancock variable product you must provide your contract or policy number to the Code of Ethics Administration Group and if you have a John Hancock 401(k), you must you must enter the Brokerage Account on PTCC.

Managed Accounts
Managed Accounts are considered fully managed if neither Access Person nor Household Family Member has no direct influence or control. Prior to the execution of Reportable Securities transactions in the Managed Account, you must obtain approval from the Chief Compliance Officer (or designee). Once the Brokerage Account is approved as a Managed Account, in writing from the CCO (or designee) of the Adviser/Trust, the transactions do not need to be pre-cleared. Exemption requests which pose a conflict of interest for the Chief Compliance Officer (or designee) will be escalated to the Ethics Oversight Committee for review and consideration.

You may request approval by disclosing the Brokerage Account in the automated compliance system, marking it as a Managed Account and by providing the appropriate evidence as described below. You are required to provide evidence that you or your Household Family Member has no direct or indirect influence or control including not being able to:

1)	Suggest that the trustee or third-party discretionary manager make any particular purchases or sales of Reportable Securities;
2)	Direct the trustee or third-party discretionary manager to make any particular purchases or sales of Reportable Securities; and
3)	Consult with the trustee or third-party discretionary manager as to the particular allocation of investments to be made in your account.

You may also be asked to periodically attest to the status of the Managed Account and provide electronic feeds or duplicate statements.

Preferred Brokerage Account Requirements
You must maintain your Brokerage Accounts at one of the preferred brokers approved by John Hancock. Upon designation as an Access Person, you have 45 calendar days to (i) qualify any non-compliant Brokerage Account as an exempt account or (ii) transfer all assets to a preferred broker and close the non-compliant account. Please note that you are not required to move 401(k) accounts. Exceptions may be granted with the approval from the CCO, CCO’s designee, or the Code of Ethics Administration Group. Requests for exceptions to this policy must be submitted in writing to the Code of Ethics Administration Group. A list of the Preferred Brokers can be found in the Appendix.

Opening/Closing Accounts
You are required to report each transaction in any Reportable Security to the Code of Ethics Administration Group. To comply with this requirement, you:

●

Are required to notify the Code of Ethics Administration team within 10 days of opening or closing a Brokerage Account. In the case of a new Brokerage Account in which you have a beneficial interest, you must notify the Code of Ethics Administration Group before any trades are placed.

●

Are required by this Code and by the Insider Trading Policy to inform your broker-dealer that you are employed by a financial institution. Your broker-dealer is subject to certain rules designed to prevent favoritism toward your Brokerage Accounts. You may not accept negotiated commission rates that you believe may be more favorable than the broker grants to accounts with similar characteristics.

●	Must notify the broker-dealer if you are registered with the Financial Industry Regulatory Authority or are employed by John Hancock Funds, LLC or John Hancock Distributors, LLC.

Statements and Duplicate Confirmations of Trades
The Code of Ethics Administration Group may rely on information submitted by your broker as part of your reporting requirements under the Code. Upon notification of your Brokerage Account, the Code of Ethics Administration Group will notify the broker-dealer to have duplicate confirmations of any trade, as well as statements or other information concerning the Brokerage Account, sent to:

John Hancock Financial Services
Attention: General Funds Compliance
197 Clarendon Street, C-03-13
Boston, MA 02116

Personal Trading
Personal Trading is a privilege and must always come second to the fiduciary duty you owe to our clients. Below is a list of personal trading restrictions for all Access Persons.

All Access Persons must:

●	Disclose holdings in Reportable Securities (including John Hancock Affiliated Funds and John Hancock Variable Products)
●	Disclose Brokerage Accounts
●	Pre-clear applicable Reportable Securities transactions

Personal Trading Restrictions for all Access Persons
All Access Persons are prohibited from:

●	Profiting from the purchase and sale of a John Hancock Affiliated Fund within 30 calendar days.
●	Engaging in speculative transactions involving MFC securities including: options, hedging or short sales involving securities issues by Manulife.
●	Transacting in securities that appear on the confidential John Hancock Restricted list (pre-clearance requests will be denied).

●	Transacting in Initial Public Offerings (IPOs), Private Placements, and Limited Offerings without obtaining proper pre-clearance approval.[6]
●	Transacting in securities while in possession of material nonpublic information including but not limited to: fund events, due diligence visits etc.

An Access Person who either directs 45 or more trades in a quarter or redeems shares of a John Hancock Affiliated Fund within 30 days of purchase, should expect additional scrutiny of his or her trades and he or she may be subject to limitations on the number of trades allowed during a given period.

Reporting and Pre-clearance
As an Access Person, you are required to report to the Code of Ethics Administration Group each transaction in any Reportable Security. You must ensure that all transactions (unless it is an Involuntary Issuer Transaction) and holdings in Reportable Securities are properly reflected in the requisite initial, quarterly and annual reporting certifications. To facilitate the reporting process, please ensure that you have properly disclosed your correct Brokerage Account information to the Code of Ethics Administration Group in the automated compliance system, including the disclosure of participation in the John Hancock 401(k) and Manulife GSOP.

The transaction and holding reporting requirement does not include John Hancock money market funds or any dividend reinvestment, payroll deduction, systematic investment/withdrawal and/or other program trades. Please note that different requirements apply to shares of John Hancock Affiliated Funds, including a 30-day holding period requirement.

As an Access Person, in addition to your reporting obligations, you have pre-clearance obligations for certain securities, depending on your Access Level group. Please see the appropriate access level below, for more detailed information.

Level 1 Access Persons: Additional Personal Trading Restrictions and Disclosures
Please note, there are additional restrictions that apply to all Access Persons listed in the section entitled, “Personal Trading Restrictions for All Access Persons”.

Level 1 Access Persons

●

Pre-clear MFC Securities: You must pre-clear all transactions in MFC securities including stock, company issued options, securities such as debt, and sell transactions in the MFC Global Share Ownership Plan.

●	Pre-clear all of the following securities: You must pre-clear and receive approval prior to transactions in the following securities:
●	Stocks; including sell transactions of MFC Shares held in your Global Share Ownership Plan
____________________

6 Please note, Level 1 Access Persons and Registered Representatives are prohibited from purchasing IPOs.

●	Bonds;
●	Government securities that are not direct obligations of the U.S. government, such as Fannie Mae, or municipal securities, in each case that mature in more than one year;
●	John Hancock Affiliated Funds;[7]
●	Closed-end funds (including John Hancock affiliated closed-end funds)
●	Options on securities, on indexes, and on currencies;
●	Swaps on securities, on indexes, and on currencies;
●	Limited partnerships;
●	Exchange traded funds and notes;
●	Domestic unit investment trusts;
●	Non-US unit investment trusts and Non-US mutual funds;
●	Private investment funds and hedge funds; and
●	Futures, investment contracts or any other instrument that is considered a “security” under the Securities Act of 1933;
●	Private Placements, limited offerings[8].
●	Ban on IPOs: You may not acquire securities in an IPO. You may not purchase any newly-issued Reportable Security until it is listed on a public exchange.
●

Seven Day Blackout: You are prohibited from buying or selling a Reportable Security within 7 calendar days before or after that Reportable Security is traded for a fund that the Person manages or for a John Hancock Affiliated Fund unless no conflict of interest exists in relation to that Reportable Security as determined by the Code of Ethics Administration Group.

●	Gifting Reportable Securities: If you gift or donate shares of a Reportable Security it is considered a sale and you must receive pre-clearance approval.
●	Inheriting Reportable Securities: If you inherit shares of a Reportable Security you must notify the Code of Ethics Administration Group within 10 days.
●	30 Day Hold John Hancock Affiliated Funds: You cannot profit from the purchase and sale of a John Hancock Affiliated Funds within 30 calendar days.
●

60 Day Hold: You may not profit from the purchase and sale (or sale and purchase) of the same (or equivalent) Reportable Security (see note on John Hancock Affiliated Funds) within 60 calendar days, also known as a “Ban on Short Term Profits”.

○

Exclusion: pre-clearance requests in a Reportable Security with a market capitalization of $5 billion or more would, in most cases, not be subject to the 60 day hold and would be approved if they are appropriately pre-cleared.

●	Ownership Ban: Securities of Subadvisers: you are prohibited from owning securities of any subadviser of a John Hancock Affiliated Fund.[9]
●	Must promptly disclose:
____________________

7 John Hancock Affiliated open ended mutual funds do not require pre-clearance, only reporting. However, there are certain holding period requirements. A list of John Hancock Affiliated Funds can be found on PTCC.

8 Level 1 Access Persons are banned from participation in IPOs.

9 MFC securities are excluded from Level 1 &Level 2 subadviser ownership prohibition. The list of securities of subadvisers can be found on the automated compliance system or upon request from the CCO.

○

Ownership of Securities Under Consideration for John Hancock Affiliated Fund: Any direct or indirect beneficial interest in a Reportable Security that is under consideration for purchase or sale in a John Hancock Affiliated Fund.

○

Private Placement Conflicts: You must disclose holdings of any Reportable Securities purchased in a private placement when you participate in a decision to purchase or sell that same issuer’s securities for a John Hancock Affiliated Fund.

●

Restriction on Securities Under Active Consideration: You are prohibited from buying or selling a Reportable Security if the Reportable Security is being actively traded by a John Hancock Affiliated Fund.

○	Exceptions:
■

De Minimis Trading: pre-clearance requests for 500 shares or less of a particular Reportable Security within a market value of $25M or less, aggregated daily, would, in most cases, not be subject to the 7-day blackout period restrictions and the restriction on actively traded securities.

■

Market Cap Securities: pre-clearance requests in a Reportable Security with a market capitalization of $5B or more would not be subject to the blackout period restrictions and the restriction on actively traded securities.

●	Pre-clearance of Exchange Traded Funds/Exchange Traded Notes (ETF/ETN) and Options on Reportable Securities: you are required to pre-clear ETFs, ETNs and Options on Reportable Securities.
○	Exceptions to the pre-clearance requirement for ETF/ETN or options on Reportable Securities (provided it is not a John Hancock Affiliated Fund):
○	has an average market capitalization of $5 billion or more;
○	is based on a non-covered security;
○	or is based on a Broad-Based Index.
●	Prohibition on Investment Clubs, Good Until Canceled Orders, or Limit Orders: You may not participate in:
○	investment clubs,
○	“good until cancelled orders”, or
○	“limit orders” unless the limit orders are day orders that automatically expire at the end of the trading day and cancel any orders that have not been executed.

Investment Professionals Only
Level 1 Access Persons who are “Investment Professionals” (Analysts and Portfolio Managers) must disclose the following:

○	Ownership of 5% or Greater: 5% or greater interest in a company, John Hancock Affiliated Funds and its affiliates may not make any investment in that company;
○	Ownership of 1% or greater 1% or greater interest in a company, you cannot participate in any decision by John Hancock Funds and its affiliates to buy or sell that company’s securities;
●

ANY other interest in a company, you cannot recommend or participate in a decision by John Hancock Affiliated Funds, and its affiliates to buy or sell that company’s securities unless your personal interest is fully disclosed at all stages of the investment decision.

In such instances, you must initially disclose that beneficial interest orally to the primary portfolio manager (or other appropriate analyst) of the Affiliated Fund or account or the appropriate Chief Investment Officer. Following the oral disclosure, you must send a written acknowledgement to the primary portfolio manager with a copy to the Code of Ethics Administration Group.

Level 2 Access Persons: Additional Personal Trading Restrictions and Disclosures
Please note, there are additional restrictions that apply to all Access Persons listed in the section entitled, “Personal Trading Restrictions for All Access Persons”.

Level 2 Access Persons:

●

Pre-clear MFC Securities: You must pre-clear all transactions in MFC securities including stock, company issued options, sell transactions in the MFC Global Share Ownership Plan, and any other securities such as debt.

●	Pre-clear the following securities: You must pre-clear and receive approval prior to transactions in the following securities:
●	Stocks; including sell transactions of MFC Shares held in your Global Share Ownership Plan
●	Bonds;
●	Government securities that are not direct obligations of the U.S. government, such as Fannie Mae, or municipal securities, in each case that mature in more than one year;
●	John Hancock Affiliated Funds;[10]
●	Closed-end funds (including John Hancock affiliated closed-end funds)
●	Options on securities, on indexes, and on currencies;
●	Swaps on securities, on indexes, and on currencies;
●	Limited partnerships;
●	Exchange traded funds and notes;
●	Domestic unit investment trusts;
●	Non-US unit investment trusts and Non-US mutual funds;
●	Private investment funds and hedge funds; and
●	Futures, investment contracts or any other instrument that is considered a “security” under the Securities Act of 1933;
●	IPOs[11], Private Placements, limited offerings.
●

Three Day Blackout Period: You are prohibited from knowingly buying or selling a Reportable Security within three calendar days before and after that Reportable Security is traded for a John Hancock Affiliated Fund unless no conflict of interest exists in relation to that Reportable Security as determined by the Code of Ethics Administration Group.

____________________

10 John Hancock Affiliated open ended mutual funds do not require pre-clearance, only reporting. However, there are certain holding period requirements.

11 Level 1 Access Persons are banned from participation in IPOs.

●	Gifting Reportable Securities: If you gift or donate shares of a Reportable Security the transaction is considered a sale and you must receive pre-clearance approval.
●	Inheriting Reportable Securities: If you inherit shares of a Reportable Security you must notify the Code of Ethics Administration Group within 10 days.
●	30 Day Hold John Hancock Affiliated Funds: You cannot profit from the purchase and sale of a John Hancock Affiliated Funds within 30 calendar days.
●	60 Day Hold: You may not profit from the purchase and sale (or sale and purchase) of the same (or equivalent) Reportable Security within 60 calendar days, also known as a “Ban on Short Term Profits”.
○

Exclusion: pre-clearance requests in a Reportable Security with a market capitalization of $5 billion or more would, in most cases, not be subject to the Ban on Short Term Profits, and would be approved if they are appropriately pre-cleared.

●	Ownership Ban: Securities of Subadvisers: you are prohibited from owning securities of any subadviser of a John Hancock Affiliated Fund.[12]
●	Restriction on Securities Under Active Consideration: You are prohibited from buying or selling a Reportable Security if the security is being actively traded by a John Hancock Affiliated Fund.
○	Exceptions:
■

De Minimis Trading: pre-clearance requests for 500 shares or less of a particular Reportable Security within a market value of $25M or less, aggregated daily, would, in most cases, not be subject to the 7-day blackout period restrictions and the restriction on actively traded securities.

■

Market Cap Securities: pre-clearance requests in a Reportable Security with a market capitalization of $5B or more would not be subject to the blackout period restrictions and the restriction on actively traded securities.

●	Pre-clearance of Exchange Traded Funds/Exchange Traded Notes (ETF/ETN) and Options on Reportable Securities: you are required to pre-clear ETFs, ETNs and Options on Reportable Securities.
○	Exceptions to the pre-clearance requirement for ETF/ETN or options on Reportable Securities (provided it is not a John Hancock Affiliated Fund):
■	has an average market capitalization of $5 billion or more;
■	is based on a non-covered security;
■	or is based on a Broad-Based Index.
●	Prohibition on Investment Clubs, Good Until Canceled Orders, or Limit Orders: You may not participate in:
○	investment clubs,
○	“good until cancelled orders”, or
○	“limit orders” unless the limit orders are day orders that automatically expire at the end of the trading day and cancel any orders that have not been executed.
____________________

12 MFC securities are excluded from Level 1 &Level 2 subadviser ownership prohibition. The list of securities of subadvisers can be found on the automated compliance system or upon request from the CCO.

Level 3 Access Persons: Additional Personal Trading Restrictions and Disclosures
Please note, there are additional restrictions that apply to all Access Persons listed in the section entitled, “Personal Trading Restrictions for All Access Persons”.

Level 3 Access Persons:

●	Pre-clear transactions in:
○	closed-end funds and exchange traded funds advised by a John Hancock Adviser
○	transactions in IPOs
○	private placements and limited offerings.
●	Gift or Donation of Reportable Securities: You must obtain pre-clearance approval prior to gifting or donating any Reportable Securities transactions that would require pre-clearance.
●	Inheritance of Reportable Securities: If you inherit shares of a Reportable Security you must notify the Code of Ethics Administration Group within 10 days.
●	30 Day Hold John Hancock Affiliated Funds: You cannot profit from the purchase and sale of a John Hancock Affiliated Funds within 30 calendar days.

An Access level III Person is not required to pre-clear other trades. However, please keep in mind that an Access level III Person is required to report Reportable Securities transactions after every trade (even those that are not required to be pre-cleared) by requiring your broker to submit duplicate confirmation statements or electronic feeds to the Code of Ethics Administration Group. You must also ensure that all transactions in Reportable Securities are properly reported on your quarterly transaction/annual holdings certification.

Pre-clearance Process
You may request a trade pre-clearance through the automated compliance system, PTCC.

Please note that:

●	You may not trade until clearance approval is received.
●	Clearance approval is valid only for the date granted (i.e. the pre-clearance requested date and the trade date should be the same).
●	A separate procedure should be followed for requesting pre-clearance of an IPO, a private placement, or a limited offering in PTCC.

Certain transactions in securities that would normally require pre-clearance are exempt from the pre-clearance requirement in the following situations: (1) shares are being purchased as part of an Automatic Investment Plan; (2) shares are being purchased as part of a dividend reinvestment plan; or (3) transactions are being made in a Managed/discretionary account, an account over which you have designated a third party as having sole discretion to trade (you must have approval from the Chief Compliance Officer (or designee) to establish a discretionary account).

Reporting and Certification Requirements

Reporting
All Access Persons, regardless of their level, must complete and submit reports and certifications to compliance using PTCC, the automated compliance system, in an accurate and timely manner as described below.

Reporting Upon Designation
Within 10 calendar days after designation as an Access Person, you must complete and submit to compliance using PTCC:

●	Initial Holdings Report: A report of all Brokerage Accounts (please see the definition section) that hold or have the ability to hold any Reportable Securities and all Reportable Securities holdings current as of the date you became an Access Person.
●	Initial Certification of Compliance: Certify to your understanding of the Code of Ethics.
●	Initial Training: Certify that you have attended a training on the Code of Ethics Policy.

Quarterly Reporting
Within 30 calendar days after the end of each calendar quarter, you must complete and submit to compliance using PTCC:

●	Quarterly Certification: a report of all Brokerage Accounts and all transactions in Reportable Securities (including transactions in John Hancock Affiliated Funds, including sell transactions in your Global Share Ownership Plan (GSOP) and voluntary transactions, such as fund exchanges, in your John Hancock 401(k)).
●	Managed Account Certification: A certification of related to your Managed Accounts (only if applicable).

Additional transaction notes:

●	All transactions in John Hancock Affiliated Funds and Variable Products must be reported.
●	Only sell transactions of MFC stock in your Global Share Ownership Plan (GSOP) need to be reported.
●	Only voluntary transactions, such as fund exchanges, need to be reported for transactions in your John Hancock 401(k) Savings account.

For each Brokerage Account you must certify that the following information is captured accurately:

●	Account number
●	Brokerage Firm

For each transaction required to be reported you must certify the following information was captured accurately:

●	the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each Reportable Security involved;
●	the nature of the transaction (i.e. purchase, sale or any other type of acquisition or disposition);
●	the price at which the transaction was effected;
●	the name of the broker, dealer or bank with or through which the transaction was effected.

Annual Reporting
At a date designated by the Code of Ethics Administration Group, at least annually (or additionally when the Code has been materially changed), you must complete and submit to compliance:

●	Annual Holdings Report: disclosing all of your Brokerage Accounts that hold or can hold any Reportable Securities and all holdings in Reportable Securities, current as of a date not more than 45 days before the report is submitted.
○	John Hancock Affiliated Funds & Variable Products holdings must be reported, regardless of where they are held.
○	Global Share Ownership holdings of Manulife Financial Corporation, Inc. (MFC) stock must be reported.
●	Annual (or additionally when the Code has been materially changed) Certification of Code of Ethics: acknowledging that you have received, read, and complied with the requirements of the Code of Ethics.

Ad Hoc Reporting
Throughout the year you must complete and submit to compliance:

●	Brokerage Account Changes: You are required to promptly notify (within 10 days) Compliance of any applicable account changes.
●	Changes to the Code of Ethics: You are required to complete an additional certification of compliance stating that you read, received and understood material changes to the Code of Ethics.

Administration and Enforcement

Administration of the Code

Subadviser Compliance
A subadviser to a John Hancock Affiliated Fund has a number of Code of Ethics responsibilities:

●	The subadviser must have adopted their own code of ethics in accordance with Rule 204A-1(b) under the Advisers Act which has been approved by the Board of Trustees;
●	On a quarterly basis, each subadviser certifies compliance with their Code of Ethics or reports material violations if such have occurred; and
●	Each sub-advisor must report quarterly to the Chief Compliance Officer (or designee), any material changes to its Code of Ethics.

Adoption and Approval
The Board of a John Hancock Affiliated Fund, including a majority of the Fund’s Independent Board Members, must approve the Code of Ethics of the Fund’s adviser, subadviser or principal underwriter (if an affiliate of the underwriter serves as a Board member or officer of the Fund or the adviser) before initially retaining its services.

Each material change to a Code of Ethics of a subadviser to a fund must be approved by the Board of the John Hancock Affiliated Fund, including a majority of the Fund’s Independent Board Members, no later than six months after adoption of the material change.

The Board may only approve the Code if they determine that the Code:

●	Contains provisions reasonably necessary to prevent the subadviser’s Access Persons (as defined in Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act) from engaging in any conduct prohibited by Rule 17j-1 and 204A-1;
●	Requires the subadviser’s Access Persons to make reports to at least the extent required in Rule 17j-1(d) and Rule 204A-1(b);
●	Requires the subadviser to institute appropriate procedures for review of these reports by management or compliance personnel (as contemplated by Rule 17j-1(d)(3) and Rule 204 A-1(a)(3));
●	Provides for notification of the subadviser’s Access Persons in accordance with Rule 17j-1(d)(4) and Rule 204A-1(a)(5);
●	Requires the subadviser’s Access Persons who are Investment Personnel to obtain the pre- clearances required by Rule 17j-1(e); and
●	Requires the subadviser’s Access Persons to obtain the pre-clearances required by Rule 204A- 1(c).

The Chief Compliance Officer of the John Hancock Affiliated Funds oversees each of the fund’s subadviser’s to ensure compliance with each of the provisions included in this section.

Subadviser Reporting & Recordkeeping Requirements
Each subadviser completes an annual Code of Ethics questionnaire and certification as to their compliance under Rule 17j-1 and summary of any violation to the relevant John Hancock Adviser, whom present summaries to the Board of Trustees during their June meeting.

Reporting to the Board
No less frequently than annually, the Office of the CCO will furnish to the Board of Trustees a written report that:

●	describes issues that arose during the previous year under the Code of Ethics or the related procedures, including, but not limited to, information about material Code or procedure violations, as well as any sanctions imposed in response to the material violations, and
●	certifies that each entity, including the subadvisers have adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics,
●	Any material changes to the Code are presented to the Trustees within six months for their approval.

The Chief Compliance Officer of the John Hancock Affiliated Funds oversees each of the fund’s subadviser’s to ensure compliance with each of the provisions included in this section.

Reporting Violations
If you know of any violation of the Code, you have a responsibility to promptly report it to the Chief Compliance Officer of your company. You should also report any deviations from the controls and procedures that safeguard John Hancock and the assets of our clients.

Since we cannot anticipate every situation that will arise, it is important that we have a way to approach questions and concerns. Always ask first, act later. If you are unsure of what to do in any situation, seek guidance before you act.

Speak to your manager, a member of the Human Resources Department or Law Department or your divisional compliance officer if you have:

●	a doubt about a particular situation;
●	a question or concern about a business practice; or
●	a question about potential conflicts of interest

You may report suspected or potential illegal or unethical behavior without fear of retaliation. John Hancock does not permit retaliation of any kind for good faith reports of illegal or unethical behavior. Concerns about potential or suspected illegal or unethical behavior should be referred to a member of the Human Resources or Law Department. John Hancock relies on the Manulife Code of Business Conduct which advises that unethical, unprofessional, illegal, fraudulent or other questionable behavior may also be reported by calling a confidential toll-free Ethics Hotline at 1-866-294-9534 or at www.ManulifeEthics.com.

Exemptions & Appeals
Exemptions: to the Code may be granted by the Chief Compliance Officer (or designee) where supported by applicable facts and circumstances. If you believe that you have a situation that warrants an exemption to any of the rules and restrictions of this Code you need to complete a “Code of Ethics Exemption Request Form” to request approval from the Chief Compliance Officer (or designee).

Exemption requests which pose a conflict of interest for the Chief Compliance Officer will be escalated to the Ethics Oversight Committee for review and consideration.

Appeals: If you believe that your request has been incorrectly denied or that an action is not warranted, you may appeal the decision. To make an appeal, you need to give the CCO (or designee) of the Adviser/Trust a written explanation of your reasons for appeal within 30 days of the date that you were informed of the decision. Be sure to include any extenuating circumstances or other factors not previously considered. During the review process, you may, at your own expense, engage an attorney to represent you. The Code of Ethics Administration Group may arrange for Ethics Oversight Committee or other parties to be part of the review process.

Interpretation and Enforcement
The Code cannot anticipate every situation in which personal interests may be in conflict with the interests of our clients and fund investors. You should be responsive to the spirit and intent of the Code as well as its specific provisions.

When any doubt exists regarding any Code provision or whether a conflict of interest with clients or fund investors might exist, you should discuss the situation in advance with the Chief Compliance Officer (or designee) of your company. The Code is designed to detect and prevent fraud against clients and fund investors, and to avoid the appearance of impropriety.

The Chief Compliance Officer has general administrative responsibility for the Code as it applies to the covered employees; an appropriate member of the Code of Ethics Administration Group will administer procedures to review personal trading activity. The Code of Ethics Administration Group also regularly reviews the forms and reports it receives. If these reviews uncover information that is incomplete, questionable, or potentially in violation of the rules in this document, the Code of Ethics Administration Group will investigate the matter and may contact you.

The Board of the John Hancock Affiliated Funds approve material amendments to the Code and authorize sanctions imposed on Access Persons of the Funds. Accordingly, the Code of Ethics Administration Group will refer violations to the CCO of the Trust/Adviser (or designee) for further review and action, including determination if the matter should be presented to the Ethics Oversight Committee and/or the Board of Trustees for recommended action.

The following factors will be considered when determining a fine or other disciplinary action:

●	the person's position and function (senior personnel may be held to a higher standard);
●	the amount of the trade;

●	whether the John Hancock Affiliated Funds hold the security and were trading the same day;
●	whether the violation was by a family member;
●	whether the person has had a prior violation and which policy was involved; and
●	whether the employee self-reported the violation.

John Hancock takes all rule violations seriously and, at least once a year, provides the Board of the John Hancock Affiliated Funds with a summary of all material violations and sanctions, significant conflicts of interest and other related issues for their review. Sanctions for violations could include (but are not limited to) fines, disgorgement, limitations on personal trading activity, suspension or termination of the Covered Person's position with John Hancock and/or a report to the appropriate regulatory authority.

You should be aware that other Securities Laws and regulations not addressed by the Code may also apply to you, depending on your role at John Hancock.

The CCO of the Adviser/Trust (or designee) and the Ethics Oversight Committee retain the discretion to interpret the Code’s provisions and to decide how they apply to any given situation.

Education of Employees
This Code constitutes the Code of Ethics required by Rule 17j-1 under the Investment Company Act of 1940 and by Rule 204A-1 under the Investment Advisers Act of 1940. The Code of Ethics Administration Group will provide a paper copy or electronic version of the Code (and any amendments) to each person subject to the Code. The Code of Ethics Administration Group will also administer training to employees on the principles and procedures of the Code and other related policies.

Recordkeeping
The Code of Ethics Administration Group will maintain a:

●	Copy of the current Code for John Hancock and a copy of each Code of Ethics in effect at any time within the past five years.
●	Record of any violation of the Code, and of any action taken as a result of the violation, for six years.
●	Copy of each report made by an Access Person under the Code, for six years (the first two years in a readily accessible place).
●	Record of all persons, currently or within the past five years, who are or were, required to make reports under the Code. This record will also indicate who was responsible for reviewing these reports.
●	Record of any decision, and the reasons supporting the decision, to approve the acquisition by an Access Level I Persons of IPOs or private placement securities, for six years.
●	Record of any decision, and the reasons supporting the decision, to approve the acquisition by an Access Person of the John Hancock Advisers IPOs or private placement securities, for six years.

Other Important Policies
The John Hancock Affiliated Funds have additional policies or may rely on certain MFC policies. Summary excerpts of such policies are listed below please review each full policy for additional details.

MFC Code of Business Conduct & Ethics (All Covered Employees)
The MFC Code of Business Conduct and Ethics (the MFC Code) provides standards for ethical behavior when representing the Company and when dealing with employees, field representatives, customers, investors, external suppliers, competitors, government authorities and the public.

The MFC Code applies to directors, officers and employees of MFC, its subsidiaries and controlled affiliates. Sales representatives and third-party business associates are also expected to abide by all applicable provisions of the MFC Code and adhere to the principles and values set out in the MFC Code when representing Manulife to the public or performing services for, or on behalf of, Manulife.

Other important issues in the MFC Code include:

●	MFC values;
●	Ethics in workplace;
●	Ethics in business relationships;
●	Conflicts of Interest;
●	Handling information;
●	Receiving or giving of gifts, entertainment or favors;
●	Misuse or misrepresentation of your corporate position;
●	Disclosure of confidential or proprietary information;
●	Disclosure of outside business activities;
●	Antitrust activities; and
●	Political campaign contributions and expenditures relating to public officials.

John Hancock Conflicts of Interest Policy (All Covered Employees)
Conflicts of Interest are both inherent to the investment advisory business and also exist as a result of our unique organizational structure. The Conflicts of Interest Policy governs organizational/Adviser conflicts, rather than personal conflicts (such as outside business activities or gifts and entertainment). Our fiduciary obligation as an adviser to the Funds requires us to effectively disclose and/or manage these conflicts, which we do today through various documents and controls, and ultimately to act in the best interest of our clients and the Fund shareholders.

John Hancock Gift & Entertainment Policy (All Covered Employees)
You are subject to the Gift and Entertainment Policy for the John Hancock Advisers which is designed to prevent the appearance of an impropriety, potential conflict of interest or improper payment.

The Gift & Entertainment Policy covers many issues relating to giving and accepting of gifts and entertainment when dealing with business partners, such as:

●	Gift & Business Entertainment Limits
●	Restrictions on Gifts & Entertainment
●	Reporting of Gifts & Entertainment

John Hancock Insider Trading Policy (All Covered Employees)
The antifraud provisions of the federal Securities Laws generally prohibit persons with material nonpublic information from trading on or communicating the information to others. Sanctions for violations can include civil injunctions, permanent bars from the securities industry, civil penalties up to three times the profits made or losses avoided, criminal fines and jail sentences. While Access Level I Persons are most likely to come in contact with material nonpublic information, the rules (and sanctions) in this area apply to all persons covered under this code and extend to activities both related and unrelated to your job duties.

The John Hancock Insider Trading Policy (the Insider Trading Policy) covers a number of important issues, such as:

●	Possession, misuse and access to material nonpublic information

John Hancock Pay to Play Rule on Political Contributions (All Covered Associates)
The Pay to Play rule restricts Investment Advisers and certain employees who fall within the definition of Covered Associates from making contributions to elected officials (including incumbents, candidates, or successful candidates for an elective office of a government entity) who may be able to influence the selection of the investment adviser to manage the assets of government entities (any state or political subdivision of a state). The rule has three primary elements:

●	A two-year prohibition on an adviser’s providing compensated investment advisory services to a government entity after a contribution has been made by the adviser or one of its covered associates;
●	A prohibition on the use of third-party solicitors who are not themselves regulated persons subject to pay-to-play restrictions on political contributions; and
●	A prohibition on bundling and other efforts by advisers to solicit political contributions to certain officials of a government entity to which the adviser is seeking to provide services.

Sanctions for violating the rule include a prohibition from receiving compensation for providing advisory services to a fund in which such government entity’s participant-directed plan or program invests for two years thereafter, otherwise known as a “time-out” period.

John Hancock Whistleblower Policy (All Covered Employees)
The Committees of the mutual funds’ Board of Trustees investigate improprieties or suspected improprieties in the operations of the Funds and has established procedures for the confidential, anonymous submission by employees of John Hancock Advisers, LLC and John Hancock Investment Management Services, LLC. (collectively the “Advisers”) or any other provider of services to the Funds or Advisers of complaints regarding accounting, internal accounting controls, auditing matters or violations of the Securities Laws. The objective of this policy is to provide a mechanism by which complaints and concerns regarding accounting, internal accounting controls, auditing matters or violations of Securities Laws may be raised and addressed without the fear or threat of retaliation. The funds desire and expect that the employees and officers of the Advisers, or any other service provider to the funds will report any complaints or concerns they may have regarding accounting, internal accounting controls or auditing matters.

Persons may submit complaints or concerns to the attention of funds’ Chief Compliance Officer (or designee) by sending a letter or other writing to the funds’ principal executive offices, by telephone call to or an email to the Ethics Hotline, Ethics Hotline can be reached at 1-866-294-9534, or through the Ethicspoint website at www.manulifeethics.com. The Ethics Hotline and Ethicspoint website are operated by an independent third party, which maintains the anonymity of all complaints.

Complaints and concerns may be made anonymously to the funds’ Chief Compliance Officer (or designee) or the respective Committee’s Chairperson. Furthermore, nothing in this policy prohibits reporting possible violations of applicable law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation.

Policy and Procedures Regarding Disclosure of Portfolio Holdings (All Covered Employees)
It is our policy not to disclose nonpublic information regarding Fund portfolio holdings except in the limited circumstances noted in this Policy. You can only provide nonpublic information regarding portfolio holdings to any person, including affiliated persons, on a “need to know” basis (i.e., the person receiving the information must have a legitimate business purpose for obtaining the information prior to it being publicly available and you must have a legitimate business purpose for disclosing the information in this manner). We consider nonpublic information regarding Fund portfolio holdings to be confidential and the intent of the policy and procedures is to guard against selective disclosure of such information in a manner that would not be in the best interest of Fund shareholders.

Additional Policies Outside the Code (All Covered Employees)

●	Policy Regarding Dissemination of Mutual Fund Portfolio Information
●	Manulife Financial Corporation Anti-Fraud Policy
●	John Hancock Anti-Money Laundering (AML) and Anti-Terrorist Financing (ATF) Program
●	Conflict of Interest Rules for Directors and Officers
●	John Hancock Non-Cash Compensation Policy

Appendix

Definitions

Access Person:
You are an “Access Person” if you are a “Supervised Person” who has access to nonpublic information regarding any client’s purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any John Hancock Affiliated Fund, or who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

Automatic Investment Plan:
Means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

Beneficial Ownership:
Means the opportunity, directly or indirectly, to profit or share in any profit (for loss) derived from a Reportable Securities transaction. This includes Reportable Securities held by an Access Person’s Household Family Member and Covered Securities held through certain family trusts, family custodial accounts, entities controlled by the Access Person, portfolios from which the Supervised Person may receive a performance fee, and other circumstances in which the Access Person may profit, directly or indirectly through any contract, arrangement, understanding, relationship, or otherwise, from transactions in the respective Reportable Securities, as defined further in Rule 16a-1 (a) (2) of the Securities Exchange Act of 1934.

Broad-Based Index:
For the purposed of this Code a Broad-Based Index will include the following:

●	the S&P 100, S&P Midcap 400, S&P 500, FTSE 100, and Nikkei 225;
●	Direct obligations of the U. S. Government (e.g., treasury securities)
●	Indirect obligations of the U.S. Government with a maturity of less than 1 year (GNMA)
●	Commodities;
●	Foreign currency

Brokerage Account:
Any of your accounts:

●	Which have the capability to hold Reportable Securities;
●	Accounts of your spouse, Significant Other, minor children or family members sharing your household (together, “Household Members”);
●	Accounts in which you or your Household Members have a Beneficial Ownership;

●	Accounts over which you have discretion, give advice or information or have Power of Attorney (POA).

Covered Person:
Includes all “Access Persons” as defined under Securities and Exchange Commission (SEC) Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), and “Supervised Persons” as defined under SEC Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

Household Family Member:
An Access Person’s spouse, Significant Other, minor children, or other family member who also shares the same household as the Access Person.

Investment Professionals:
Means a Supervised Person who are either Portfolio Managers, Analysts, and Traders.

Involuntary Issuer Transaction:
Transaction where the account owner has not determined the timing as to when the purchase or sale transaction will occur or the amount of shares purchased or sold, i.e. making changes to existing positions or asset allocations within the John Hancock retirement plans, buying or selling shares of a Reportable Security, etc.

Involuntary Issuer Transactions include:

●	transactions which result from a corporate action applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends, etc.); or
●	automatic dividend reinvestment and stock purchase plan acquisitions.

Please note: any transaction that overrides the pre-set schedule or allocations must be included in a quarterly transaction report.

John Hancock Affiliated Fund:
For the purposes of this Code, a John Hancock Affiliated Fund shall include both:

●	a “John Hancock Mutual Fund” (i.e., a 1940 Act mutual fund that is advised or sub-advised by a John Hancock Adviser or by another Manulife entity); or
●	“John Hancock Variable Product” (i.e., contracts funded by insurance company separate accounts that use one or more portfolios of John Hancock Variable Insurance Trust).
●	Any other financial product or security advised or sub-advised by a John Hancock Adviser or John Hancock Insurance or another Manulife entity.

The definition for John Hancock Affiliated Fund does not include John Hancock money market funds. A list of John Hancock Affiliated Funds can be found on PTCC.

John Hancock Variable Products:
Contracts funded by insurance company separate accounts that use one or more portfolios of John Hancock Variable Insurance Trust.

Managed Account:
Any account over which neither you nor a Household Family Member has direct or indirect influence or control and cannot a) suggest purchases or sales of investments to the trustee or third-party discretionary manager; b) direct purchases or sales of investments; or c) consult with the trustee or third-party discretionary manager as to the particular allocation of investments to be made in the account.

Private Placements:
Securities exempt from SEC registration under section 4(2), section 4(6) and/or rules 504–506 under the Securities Act.

Reportable Securities:
Means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing, except it should not include:

(i) Direct obligations of the Government of the United States;

(ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

(iii) Shares issued by money market funds;

(iv) Shares issued by open-end funds other than reportable funds; and

(v) Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

Please note: Reportable Securities includes both John Hancock Affiliated Funds and John Hancock Variable Products.

Securities Laws:
Means the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted there under by the SEC or the Department of the Treasury.

Significant Others:
Two people who (1) share the same primary residence; (2) share living expenses; and (3) are in a committed relationship and intend to remain in the relationship indefinitely.

Supervised Person:
Is defined by the Advisers Act to mean a partner, officer, director (or other person occupying a similar status or performing similar functions) or employee, as well as any other person who provides advice on behalf of the adviser and is subject to the adviser’s supervision and control. However, in reliance on the Prudential no-action letter, John Hancock does not treat as a “Supervised Employee” any of its “non-advisory personnel”, as defined below.

In reliance on the Prudential no-action letter, John Hancock treats as an “Advisory Person” any “Supervised Employee” who is involved, directly, or indirectly, in John Hancock Financial Services investment advisory activities, as well as any “Supervised Employee” who is an Access Person. John Hancock treats as “non-advisory personnel”, and does not treat as a Supervised Person, those individuals who have no involvement, directly or indirectly, in John Hancock investment advisory activities, and who are not Access Persons.

Preferred Brokers List
Preferred Brokers List While employed by John Hancock, you must maintain your Brokerage Accounts at one of the preferred brokers approved by John Hancock. The following are the preferred brokers:

Ameriprise	Sanders Morris Harris
Bank of Oklahoma	Scottrade
Bank of Texas	Stifel
Barclays Wealth Management	TD Ameritrade
Brave Warrior Advisors	T. Rowe Price
Charles Schwab	Thompson Davis & Co.
Chase Investment Services	UBS
Citigroup	US Trust
Constellation Wealth Management	Vanguard
Credit Suisse
DB Alex Brown
Edward Jones
E*Trade
Fidelity
First Republic
Goldman Sachs Wealth Management
HSBC Private Bank
Interactive Brokers
JB Were
JP Morgan Private Bank
JP Morgan Securities
Lincoln Financial
Merrill Lynch & Bank of America
Morgan Stanley Private Wealth
Morgan Stanley Smith Barney
Northern Trust
Northern Trust Institutional
Oppenheimer & Co.
OptionsXpress
Pershing Advisor Solutions
Piper Jaffray
Raymond James
Revolution Capital
Robert W. Baird & Co.

Access Persons

A person who, in connection with his/her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund or account.

Examples may include:

●Portfolio Managers
●Analysts
●Traders

A person who, in connection with his/her regular functions or duties, has regular access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any John Hancock Affiliated Fund or who is involved in making securities recommendations to clients, or who has regular access to such recommendations that are nonpublic.

Examples may include:

●Office of the Chief Compliance Officer
●Fund Administration
●Investment Management Services
●Administrative Personnel for Access Level I Persons
●Technology Resources Personnel (certain)
●Legal Staff
●Marketing (certain)

A person who, in connection with his/her regular functions or duties, has periodic access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any John Hancock Affiliated Fund.

Examples may include:

●Marketing (certain)
●Product Development
●E-Commerce
●Corporate Publishing
●Administrative Personnel for Access Level II Persons
●Technology Resources Personnel (certain)

Compliance Contacts

Entity	Chief Compliance Officer
John Hancock Advisers, LLC	Frank Knox – 617-663-2430
John Hancock Investment Management Services, LLC	Frank Knox
Each open-end and closed-end fund advised by a John Hancock Adviser	Frank Knox
John Hancock Funds, LLC	Michael Mahoney - 617-663-3021
John Hancock Distributors, LLC	Michael Mahoney

Code of Ethics Contacts	Phone number
Code of Ethics Administration Group	INVDIVCodeofEthics@manulife.com